                                                                     EXHIBIT 4.2

                           AXYS PHARMACEUTICALS, INC.



                                       TO

                     U. S. BANK TRUST NATIONAL ASSOCIATION,

                                   AS TRUSTEE


                            -------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September __, 2000






                                   $20,000,000

                  8% Senior Secured Convertible Notes due 2004



                            -------------------------




            Supplemental to Indenture Dated as of September __, 2000

                           AXYS PHARMACEUTICALS, INC.
                                       TO
                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   AS TRUSTEE
                          FIRST SUPPLEMENTAL INDENTURE
                  8% Senior Secured Convertible Notes due 2004

                                TABLE OF CONTENTS


                                                                                       PAGE
        Article One Definition
               Section 1.01 Definitions..................................................2

        Article Two Form of Notes.......................................................27
               Section 2.01  Form of Notes..............................................27
               Section 2.02  Form of Face of Notes......................................27
               Section 2.03  Form of Reverse of Notes...................................29
               Section 2.04  Form of Conversion Notice..................................32

        Article Three The Notes
               Section 3.01  Establishment of Series....................................34
               Section 3.02  Issuance of Common Stock in Lieu of Cash Interest..........34
               Section 3.03  Defeasance.................................................37

        Article Four Remedies
               Section 4.01  Events of Default..........................................37

        Article Five Covenants
               Section 5.01  Limitations on Certain Indebtedness........................39
               Section 5.02  Investment Company Act.....................................40
               Section 5.03  Limitations on Asset Sales, Liquidations, Etc..............40
               Section 5.04  Limitations on Liens.......................................41
               Section 5.05  Limitation on Certain Issuances of Securities..............41
               Section 5.06  Certain Obligations........................................42
               Section 5.07  Transactions with Affiliates...............................42
               Section 5.08  Notice of Defaults.........................................43
               Section 5.09  Limitations on Dividends, Other Share Payments and
                             Investments in Unrestricted Subsidiaries...................43
               Section 5.10  Further Documentation......................................44
               Section 5.11  Indemnification............................................45
               Section 5.12  Maintenance of Records.....................................46

                                                                                       PAGE
               Section 5.13  Limitation on Liens on Collateral and Akkadix Shares.......46
               Section 5.14  Limitations on Dispositions of Collateral and Akkadix
                             Shares.....................................................48
               Section 5.15  Performance of Contracts and Agreements Giving Rise to
                             Accounts...................................................48
               Section 5.16  Further Identification of Collateral.......................48
               Section 5.17  Notices....................................................48
               Section 5.18  Changes in Locations, Name, Etc............................49
               Section 5.19  Subsidiaries...............................................49
               Section 5.20  Waiver.....................................................49
               Section 5.21  Additional Collateral in Respect of Pledged Securities.....49

        Article Six Pledge and Security Interest; Collateral............................50
               Section 6.01  Grant of Security Interest and Pledge......................50
               Section 6.02  Rights of Trustee..........................................50
               Section 6.03  Trustee's Powers Respecting the Collateral.................52
               Section 6.04  Performance by Trustee of Company's Obligations............54
               Section 6.05  Remedies in General........................................54
               Section 6.06  Remedies With Respect to Pledged Securities................55
               Section 6.07  Limitation on Duties Regarding Preservation of
                             Collateral.................................................56
               Section 6.08  Powers Coupled with an Interest............................56
               Section 6.09  Termination of Security Interest...........................56
               Section 6.10  Concerning the Trustee.....................................57
               Section 6.11  Substitution of Collateral.................................57

        Article Seven Repurchase Upon a Repurchase Event................................59
               Section 7.01  Repurchase Right...........................................59
               Section 7.02  Notices....................................................59
               Section 7.03  Other......................................................60
               Section 7.04  Form of Company Notice.....................................61
               Section 7.05  Form of Holder Notice......................................62

        Article Eight Conversion........................................................63
               Section 8.01  Right to Convert...........................................63
               Section 8.02  Exercise of Conversion Privilege...........................64
               Section 8.03  Adjustment of Conversion Price.............................67
               Section 8.04  Effect of Reclassification, Consolidation, Merger or
                             Sale.......................................................75
               Section 8.05  Reservation of Shares......................................76
               Section 8.06  Notice to Holders Prior to Certain Actions.................77
               Section 8.07  Original Indenture.........................................78

                                                                                       PAGE
        Article Nine Sundry Provisions..................................................78
               Section 9.01  Representations, Warranties and Covenants of the
                             Company....................................................78
               Section 9.02  Trustee Not Responsible for Recitals.......................78
               Section 9.03  Effect of Headings and Table of Contents...................78
               Section 9.04  Successors and Assigns.....................................78
               Section 9.05  Separability Clause........................................78
               Section 9.06  Benefits of Supplemental Indenture.........................78
               Section 9.07  Governing Law..............................................78
               Section 9.08  Counterparts...............................................78
               Section 9.09  Enforceable Obligation.....................................79
               Section 9.10  Certain Performance........................................79
               Section 9.11  Amendments.................................................79
               Section 9.12  Reference to and Effect on Original Indenture..............79
               Section 9.13  Notices....................................................79
               Section 9.14  Payment of Notes on Repurchase.............................80


SCHEDULE I         Permitted Indebtedness

SCHEDULE II        Certain Pledged Securities

SCHEDULE III       Subordination of Indebtedness

SCHEDULE IV        Form of Agreement Relating to the DPI Contracts

                           AXYS PHARMACEUTICALS, INC.
                                       TO
                U. S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE
                          FIRST SUPPLEMENTAL INDENTURE
                  8% Senior Secured Convertible Notes due 2004


              FIRST SUPPLEMENTAL INDENTURE, dated as of September , 2000, between AXYS PHARMACEUTICALS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive office at 180 Kimball Way, South San Francisco, California 94080, and U. S. BANK TRUST NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Original Indenture mentioned below (herein called the "Trustee").

                             RECITALS OF THE COMPANY

              The Company and the Trustee have heretofore entered into an Indenture, dated as of September __, 2000 (hereinafter called the "Original Indenture"), to provide, among other things, for the issuance from time to time of Securities, unlimited as to principal amount, all as provided in the Original Indenture.

              The Securities authorized hereby are the first series of Securities to be authorized under the Original Indenture.

              Section 901 of the Original Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time or from time to time, may enter into one or more indentures supplemental to the Original Indenture, in form satisfactory to the Trustee, for the purpose of, among other things, establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture, to add to, change or eliminate any provisions of the Original Indenture in respect of any one or more series of Securities, to secure the Securities or to make provision with respect to the conversion rights of Holders.

              The Company desires to issue from time to time its 8% Senior Secured Convertible Notes due 2004, and to add to the provisions of the Original Indenture certain provisions with respect to such Notes.

              The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture.

              All things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.

              NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

              For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, without preference, priority or distinction of any of the Notes over any of the others by reason of priority in time of issuance or otherwise, except as otherwise provided in the Original Indenture or this Supplemental Indenture, as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

              SECTION 1.01. DEFINITIONS. (a) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

              (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (2) terms used herein in capitalized form and defined in the Original Indenture and not otherwise defined herein shall have the respective meanings specified in the Original Indenture;

              (3) the words "herein", "hereof" and "hereunder" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture;

              (4) the terms defined in the introductory paragraph hereof and in the first paragraph of the Recitals of the Company herein shall have the respective meanings specified therein;

              (5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; and

              (6) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Accounts" means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

              "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

              "Akkadix" means Akkadix Corporation, a California corporation, and its successors.

              "Akkadix Shares" means the 3,000,000 shares of Series A Preferred Stock, $.001 par value per share, of Akkadix registered in the name of the Company, any other shares of capital stock of Akkadix owned by the Company from time to time, and any shares of capital stock of Akkadix into or for which such shares shall be converted, exchanged, changed or reclassified.

              "AMEX" means the American Stock Exchange, Inc.

              "Applicable Rate" means 8 percent per annum; provided, however, that if an Event of Default shall have occurred, then the Applicable Rate shall be increased to the Default Rate during the period from the date of such Event of Default until the date no Event of Default is continuing (or in either such case such lesser rate as shall be the highest rate permitted by applicable law).

              "Board of Directors" means the Board of Directors of the Company.

              "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

              "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York or the State of California are authorized or required by law or executive order to remain closed.

              "California UCC" means the Uniform Commercial Code as in effect from time to time in the State of California.

              "Cash, Cash Equivalents and Eligible Investment Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means (without duplication) the sum of (1) the cash accrued by such Person and its subsidiaries on a consolidated basis on such date and available for use by such Person and its subsidiaries on such date, (2) all assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash equivalents and (3) all Eligible Marketable Securities, in the amount thereof that would be shown on such balance sheet.

              "Chattel Paper" shall have the meaning assigned to such term under the Code.

              "Code" means the California UCC or the New York UCC, as applicable.

              "Collateral" means each of the following, whether now existing or hereafter arising:

              (1) the Pledged Securities;

              (2) all of the Company's right, title and interest in and to all Contracts relating to any of the Pledged Securities, including, without limitation, the DPI Contracts;

              (3) all General Intangibles of the Company, whether now existing or hereafter arising, in any way relating to or arising from items (1) through (2) immediately above;

              (4) all cash, securities, rights and other property at any time or from time to time received, receivable or otherwise distributed in respect of items (1) through (3) immediately above;

              (5) all insurance policies to the extent they relate to items (1) through (4) immediately above;

              (6) all books, ledgers, books of account, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing in this definition;

              (7) to the extent not otherwise included, all Proceeds, products, rents, issues, profits and returns of and from any and all of the foregoing in this definition, which Proceeds may be in the form of Accounts, Chattel Paper, Inventory or otherwise; and

              (8) any funds or Government Obligations deposited by the Company with the Trustee pursuant to Section 6.11.

              "Collateral Substitution" means the substitution by the Company of Collateral pursuant to Section 6.11(a), and which will occur on the date that the Company is entitled, in accordance with Section 6.11(a), to the release of all Collateral other than the Collateral so deposited by the Company with the Trustee pursuant to Section 6.11(a).

              "Collateral Value" as of any date means the sum of the following:

              (1) all cash held by the Trustee on such date that constitutes Collateral; and

              (2) the Fair Market Value, as set forth in a certificate signed by a Financial Advisor and delivered to the Trustee, of all Pledged Securities held by the Trustee on such date that constitute Collateral, taking into account any restrictions on sale of such Pledged Securities other than the restrictions arising from the Security Interest;

provided, however, that only such items of Collateral listed in the preceding clauses (1) and (2) as to which the Trustee has a first priority perfected security interest for the benefit of the Holders shall be included in the calculation of Collateral Value.

              "Common Stock" includes the Company's Common Stock, $.001 par value, and the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) as authorized on the date hereof, and any other securities into which or for which the Common Stock or the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders at any time shall be entitled to receive, or shall have received, on the conversion of the Notes, in lieu of or in addition to Common Stock.

              "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

              "Company" shall have the meaning provided in the first paragraph of this Supplemental Indenture.

              "Company DPI Agreements" means, collectively, all agreements between or among the Company and DPI, other than the DPI Contracts, whether existing at the date of this Supplemental Indenture or entered into thereafter.

              "Company Certificate" means a certificate of the Company signed by an Officer.

              "Company Notice" means a Company Notice in the form set forth in
Section 7.04 of this Supplemental Indenture.

              "Computation Date" shall have the meaning provided in Section
5.09.

              "Consolidated Net Current Assets" means the Net Current Assets of the Company and its Restricted Subsidiaries consolidated in accordance with Generally Accepted Accounting Principles.

              "Contracts" shall have the meaning assigned to such term under the Code.

              "Conversion Date" means the date on which a Conversion Notice is given in accordance with Section 8.02(a).

              "Conversion Notice" means a duly executed Notice of Conversion of 8% Senior Secured Convertible Note due 2004 substantially in the form set forth in Section 2.04 of this Supplemental Indenture.

              "Conversion Price" means $___, subject to adjustment as provided in Section 8.03.

              "Credit Agreement" means that certain Credit Agreement, dated as of July 26, 1999, as amended, by and between the Company and Foothill Capital Corporation, providing for up to $30 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, modified, renewed, refunded, replaced or refinanced from time to time without increasing the principal amount of borrowings thereunder and in compliance with the requirements of this Supplemental Indenture.

              "Current Market Price" shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8.03(a), (b), (c), (d), (e), (f), or (g) occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 8.03(a), (b), (c), (d), (e), (f), or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(1) or (2) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 8.03(d) or (f), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under
Section 8.03(f), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8.03(a), (b), (c), (d), (e), (f) or (g), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the

Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 8.03, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 8.03 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

              "Default" means any event that is, or with the passage of time or the giving of notice or both would become, an Event of Default.

              "Default Interest" shall have the meaning provided in the first paragraph of the Note.

              "Default Rate" means 15 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

              "Depositary" means The Depository Trust Company.

              "Documents" shall have the meaning assigned to such term under the Code.

              "DPI" means Discovery Partners International, Inc., a Delaware corporation, and its successors.

              "DPI Contracts" means Amendment No. 1 to the Amended and Restated Shareholders' Agreement made as of April 28, 2000, by and among DPI, the Company, the Shareholders, as defined therein, and the Existing Investors, as defined therein (and all rights of the Company arising under, and all title and interest of the Company in and to, such Amended and Restated Shareholders' Agreement); the Standstill Agreement made as of April 28, 2000 by and between DPI and the Company; and the Second Amended and Restated Investors' Rights Agreement made as of April 28, 2000 by and between DPI and the Investors listed on Schedule A thereto, including the Company.

              "DPI Escrow Agreement" means the Indemnity Escrow Agreement, dated as of April 28, 2000, by and among DPI, the Company and U. S. Trust Company National Association, as Escrow Agent.

              "DPI Merger Agreement" means the Agreement and Plan of Merger, dated as of April 11, 2000, by and among DPI, DPII Newco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of DPI, Axys Advanced Technologies, Inc., a Delaware corporation, and the Company, as in effect of the date of this Supplemental Indenture.

              "Eligible Marketable Securities" of any Person on any date means the amount of marketable securities which would be reflected as investments that are current assets on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles on a basis consistent with the most recently published audited consolidated balance sheet of such Person and its subsidiaries at the time of such determination.

              "Event of Default" shall have the meaning provided in Section
4.01.

              "Excluded Transaction" means a consolidation or merger of the Company or any Subsidiary with or into another entity where all of the following requirements are met:

              (a) the stockholders of the Company immediately prior to such transaction collectively own at least 40% of the outstanding voting securities of the surviving entity of such consolidation or merger (or of the Company, in the case of a consolidation or merger of a Subsidiary in which the Company is not a constituent corporation in such consolidation or merger) immediately following such transaction;

              (b) such other entity and its Affiliates are principally engaged in businesses of the same general types as the Company and the Subsidiaries;

              (c) the ratio of pro forma combined Net Cash, Cash Equivalents and Eligible Investment Balances immediately prior to consummation of such consolidation or merger to the pro forma combined Quarterly Cash Requirements immediately prior to consummation of such consolidation or merger, in each such case of the surviving entity of such consolidation or merger (or of the Company, in the case of a consolidation or merger of a Subsidiary in which the Company is not a constituent corporation in such consolidation or merger) shall not be less than the ratio of the Company's Net Cash, Cash Equivalents and Eligible Investment Balances to the Company's Quarterly Cash Requirements, in each such case immediately prior to consummation of such consolidation or merger; and

              (d) the Board of Directors shall have determined prior to consummation of such consolidation or merger, as evidenced by a Board

       Resolution, that consummation of such consolidation or merger will not adversely affect the ability of the Company to pay and perform its obligations to the Holders under the Transaction Documents.

              Any such consolidation or merger shall be an Excluded Transaction only if the Company shall have delivered to the Trustee at least ten days prior to consummation of such consolidation or merger an Officers' Certificate signed by the Company's Chief Executive Officer or Chief Financial Officer setting forth in reasonable detail the facts showing that such consolidation or merger is an Excluded Transaction.

              "Expiration Time" shall have the meaning provided in Section 8.03(f).

              "Fundamental Change" means

              (a) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a consolidation or merger of a Subsidiary into the Company or a wholly-owned Subsidiary and other than an Excluded Transaction) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving entity of such consolidation or merger (or of the Company, in the case of a consolidation or merger of a Subsidiary in which the Company is not a constituent corporation in such consolidation or merger) immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

              (b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on the NYSE or the AMEX or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

              (c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors other than pursuant to a Negotiated Transaction.

              "General Intangibles" shall have the meaning assigned to such term under the Code.

              "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

              "Government Obligations" means direct obligations of, or obligations the timely payment of the principal of and the interest on which are unconditionally guaranteed by, the United States of America and which are not, by their terms, callable.

              "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

              (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

              (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

              "Holder Notice" means a Holder Notice in the form set forth in
Section 7.05 of this Supplemental Indenture.

              "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other Lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person; provided, however, that "Indebtedness" shall not include trade debt incurred in the ordinary course of business to trade creditors that is payable on customary trade terms.

              "Initial Allocation" shall have the meaning provided in Section 5.13.

              "Interest Payment Dates" shall mean each March 15, June 15, September 15 and December 15 and the Maturity Date.

              "Interest Share Price" means, with respect to any Interest Payment Date, an amount equal to 95 percent of the arithmetic average of the Market Price of one share of Common Stock for each of the ten consecutive Trading Days ending on and including the Trading Day immediately preceding such Interest Payment Date.

              "Interest Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of interest on the Notes in accordance with Section 3.02.

              "Instrument" shall have the meaning assigned to such term under the Code.

              "Inventory" shall have the meaning assigned to such term under the Code, and in any event, including all inventory, merchandise, goods and other personal property that are held by or on behalf of a Person for sale or lease or to be furnished under a contract of service or which give rise to any Account, including returned goods.

              "Investment Property" shall have the meaning assigned to such term under the Code.

              "Issuance Date" means the date the Notes were first issued to the original Holders of the Notes.

              "Issuing Agent" means Computershare Investor Services, LLC, its successor or such other person who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Company to act as conversion agent for the Notes in accordance with the Issuing Agent Instruction and the name, address and telephone number of whom shall have been given to the Trustee and the Holders by notice from the Company.

              "Issuing Agent Instruction" means the Issuing Agent Instruction, dated September ___, 2000, from the Company to the Issuing Agent for the benefit of the Holders and the holders from time to time of the Warrants.

              "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge, equity or other encumbrance (statutory or otherwise) of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

              "Majority Holders" means at any time Holders who hold Notes that are Outstanding which, based on the Outstanding principal amount thereof, represent a majority of the aggregate Outstanding principal amount of all the Notes.

              "Market Price" with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq or the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

              "Maturity Date" means ____________, 2004.

              "Nasdaq" means the Nasdaq National Market.

              "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

              "Negotiated Transaction" means an acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors which acquisition meets all of the following requirements:

              (1) such acquisition is made pursuant to a written agreement to which the Company is a party and which has been approved by the Board of Directors prior to such acquisition and which the Company and the other parties have entered into prior to such transaction; and

              (2) such agreement provides for the acquisition by such Person, entity, group of Persons or group of entities making such acquisition of such outstanding voting securities of the Company of all of the outstanding voting securities of the Company at the same price and in the same form of consideration per share for all voting securities of the Company of the same class or series.

              "Net Cash, Cash Equivalents and Eligible Investment Balances" of any Person on any date means the consolidated Cash, Cash Equivalents and Eligible Investment Balances of such Person and its subsidiaries on such date less the sum (without duplication) of (1) the amount of any outstanding Indebtedness of such Person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or restricts the use of, the consolidated Cash, Cash Equivalents and Eligible Investment Balances of such Person or any of its subsidiaries plus (2) the amount of outstanding Indebtedness of such Person and its subsidiaries which on such date is classified as short-term debt in accordance with Generally Accepted Accounting Principles.

              "Net Current Assets" of any Person at any date shall be determined from books of such Person maintained in accordance with Generally Accepted Accounting Principles, and means as of such date

              (1) the value shown by such books of all assets, exclusive of patents, patent applications, trademarks, copyrights, trade names, good will, organizational expense, research and development, other intangibles, treasury stock and unamortized debt, discount and expense, classified as current assets as of such date;

less

              (2) all current liabilities of such Person.

              "New York UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

              "Newly Issued Shares" shall have the meaning provided in Section 8.03(g).

              "1934 Act" means the Securities Exchange Act of 1934, as amended.

              "1933 Act" means the Securities Act of 1933, as amended.

              "Non-Recourse Debt" means Indebtedness:

              (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
       (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

              (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity; and

              (3) as to which the lenders have been notified in writing by the Company that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

              "Note Purchase Agreements" means the Note Purchase Agreements, dated as of September __, 2000, by and between the Company and the several original Holders of the Notes.

              "Notes" means the Company's 8% Senior Secured Convertible Notes due 2004 issued pursuant to the Original Indenture and this Supplemental Indenture.

              "NYSE" means the New York Stock Exchange, Inc.

              "Obligations" means:

              (1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Notes, this Supplemental Indenture or the other Transaction Documents and the due performance and compliance with the terms of the Notes and the other Transaction Documents;

              (2) any and all sums advanced in accordance with the terms of the Notes, this Supplemental Indenture or applicable law by the Trustee or any Holder in order to preserve the Collateral or to preserve the Trustee's security interest in the Collateral;

              (3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Company referred to in the immediately preceding clauses (1) and (2) in accordance with the terms of the Notes and this Supplemental Indenture, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the

       Collateral, or of any other exercise by the Trustee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

              (4) any amounts for which any Holder is entitled to indemnification under Section 5.11.

              "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

              "Permitted Collateral or Akkadix Disposition" means a sale, transfer or other disposition of Collateral or the Akkadix Shares in accordance with, and as permitted by, Section 5.03(b)(1); provided, however, that if during the period of 20 consecutive Trading Days ending on and including the Trading Day immediately preceding the closing of a Permitted Collateral or Akkadix Disposition on each such Trading Day (a) the Common Stock shall be listed on Nasdaq, the NYSE or the Amex, and the Market Price of the Common Stock shall be at least 200% of the Conversion Price in effect on each such Trading Day (b) no Event of Default shall have occurred or be continuing and no Repurchase Event shall have occurred with respect to which any Holder has the right to require repurchase of any Note pursuant to Article Seven or with respect to which any Holder has exercised such right and the Company shall not have paid or deposited in accordance with Section 9.14 of this Supplemental Indenture the applicable Repurchase Price, (c) the Registration Statement shall be effective and available for use by the Company for the sale of shares of Common Stock to holders of the Warrants upon exercise of the Warrants and is reasonably expected to remain effective and available after such period of 20 Trading Days, and (d) the Company shall have furnished to the Holders and the Trustee a Company Certificate certifying the matters set forth in the immediately preceding clauses (a) through (c), then such Permitted Collateral or Akkadix Disposition shall not constitute a Repurchase Event.

              "Permitted Indebtedness" means

              (1) with respect to the Company or any of its Restricted
Subsidiaries:

              (a) Indebtedness outstanding on the Issuance Date and identified on SCHEDULE I;

              (b) Indebtedness incurred after the Issuance Date in an aggregate amount not to exceed $5 million at any one time outstanding so long as
       (x) such Indebtedness is incurred for the purpose of acquiring, constructing or improving an interest in real estate owned or used or to be owned or used by the Company or one of its Restricted Subsidiaries (or for the purpose of acquiring the capital stock or similar equity interests of a Restricted

       Subsidiary of the Company that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the interest in real estate, capital stock or other equity interest so acquired plus reasonable transaction expenses or the cost of such construction or improvements plus reasonable transaction expenses, as the case may be, (y) such Indebtedness, if secured, is secured solely by the interest of the Company or one of its Restricted Subsidiaries in the real estate so acquired, constructed or improved and rights related thereto and (z) the holder of such Indebtedness shall not have recourse to the Company or any Subsidiary for payment thereof or performance of any obligation relating thereto;

              (c) Indebtedness incurred after the Issuance Date in an aggregate amount not to exceed $15 million at any one time outstanding so long as
       (x) such Indebtedness is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Company or one of its Restricted Subsidiaries (or for the purpose of acquiring the capital stock or similar equity interests of a Restricted Subsidiary of the Company that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses and (y) such Indebtedness, if secured, is secured solely by the interest of the Company or one of its Restricted Subsidiaries in the equipment so acquired and rights related thereto;

              (d) endorsements for collection or deposit in the ordinary course of business;

              (e) Indebtedness of the Company incurred under and in accordance with the Credit Agreement in an aggregate amount not to exceed $30 million at any time outstanding;

              (f) Indebtedness represented by the Notes;

              (g) Permitted Refinancing Indebtedness issued in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that is identified in subclauses (a) through (h) or (j) of this clause (1) of this definition;

              (h) Hedging Obligations that are incurred by the obligor on Indebtedness that is identified in subclauses (a) and (e) of this clause
       (1) of this definition (or Permitted Refinancing Indebtedness that is identified in subclause (g) of clause (1) of this definition and that refunds or replaces such Indebtedness) that does not have a fixed rate of interest and which Hedging

       Obligations are incurred solely for the bona fide purpose of fixing or hedging interest rate risk with respect to such Indebtedness;

              (i) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance, and obligations in respect of performance and surety bonds and completion guarantees incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

              (j) Indebtedness in an aggregate amount at any one time outstanding not to exceed the greater of (A) $10 million and (B) an amount equal to 20% of the Consolidated Net Current Assets of the Company and its Restricted Subsidiaries, and in the case of both the preceding clauses (A) and (B) (x) which is subordinated to the Notes on the Subordination Terms and (y) for which no payment of principal of such Indebtedness is scheduled to be due prior to the date that is one year after the Maturity Date; and

              (k) Guaranties by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries which Indebtedness is Permitted Indebtedness that is of the type or character specified in subclauses (a), (c), (d), (e), (h) or (i) of clause (1) of this definition (including any such Permitted Indebtedness so specified that may have been incurred pursuant to subclause (g) of clause (1) of this definition) or subclause (c) of clause (2) of this definition; and

              (2) in the case of any Restricted Subsidiary of the Company:

              (a) Indebtedness owed by such Restricted Subsidiary to the Company; and

              (b) Indebtedness of such Restricted Subsidiary to another Restricted Subsidiary of the Company in an aggregate amount not to exceed $5 million at any one time outstanding for all Restricted Subsidiaries of the Company; and

              (c) Indebtedness of a Restricted Subsidiary of the Company existing at the time such Restricted Subsidiary is acquired by the Company so long as immediately prior to such acquisition the amount by which (x) the outstanding amount of such Indebtedness of such Restricted Subsidiary exceeds (y) the Cash, Cash Equivalents and Eligible Investment Balances of such Restricted Subsidiary does not exceed 20% of the Fair Market Value of the assets of such Restricted Subsidiary, as set forth in a certificate of the Chief Financial Officer of the Company delivered by the Company to the Trustee prior to such acquisition;

so long as, in the case of any Indebtedness specified in subclauses (c), (e) and
(j) of clause (1) of this definition (including any Indebtedness that is of the type or character specified in subclause (c), (e) or (j) of clause (1) of this definition and that the Company may propose to incur as Permitted Refinancing Indebtedness pursuant to subclause (g) of clause (1) of this definition) or Indebtedness specified in clause (2) of this definition, at the time of incurrence of such Indebtedness no Default or Event of Default (A) has occurred and is continuing by reason of Section 4.01(a), 4.01(b), 4.01(c) (with respect to Sections 5.03, 5.06, 5.13, 5.14, 5.17, 5.18 and 5.21 of this Supplemental
Indenture only), 4.01(d) (with respect to Sections 5.10, 5.12, 5.15 and 5.16 and Article Six of this Supplemental Indenture only), 4.01(h), 4.01(i) (with respect to Section 501(2) of the Original Indenture only) or 4.01(k) of this Supplemental Indenture or (B) would result from such incurrence; provided, however, that, notwithstanding the occurrence or continuation of any Default or Event of Default, the Company and its Restricted Subsidiaries shall not be prohibited from incurring Indebtedness specified in clauses (c), (e) and (j) of clause (1) of this definition (including any Indebtedness that is of the type or character specified in subclause (c), (e) or (j) of clause (1) of this definition and that the Company may propose to incur as Permitted Refinancing Indebtedness pursuant to subclause (g) of clause (1) of this definition) or Indebtedness specified in clause (2) of this definition so long as at the time of such incurrence (x) the Collateral Substitution shall have occurred or (y) the Collateral Value is at least 300% of the amount of the Obligations and, in the case of either the preceding clause (x) or (y), no Default or Event of Default would result from such incurrence.

              "Permitted Liens" means any of the following Liens, so long as (except in the case of clause (2) of this definition) such Lien does not relate to any of the Collateral or the Akkadix Shares:

              (1) Liens upon any property of any Restricted Subsidiary or Restricted Subsidiaries of the Company as security for indebtedness owing to the Company;

              (2) Liens securing the Notes ratably;

              (3) Liens for taxes or assessments or governmental charges or levies on the property of the Company or any of its Restricted Subsidiaries if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Restricted Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such Liens; Liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' Liens under leases to which the Company or any of its Restricted Subsidiaries is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such Liens described in this subsection (3) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any of its Restricted Subsidiaries or the value of such property for the purpose of such business;

              (4) Liens existing on the Issuance Date and listed in Schedule 4(r) to the Note Purchase Agreement and Liens created by the Company on the property covered by the Liens so listed on such Schedule 4(r) which Liens secure Permitted Refinancing Indebtedness issued in accordance with subclause (g) of clause (1) of the definition of Permitted Indebtedness that is issued to refinance Indebtedness specified in subclause (a) or
       (e) of clause (1) of the definition of Permitted Indebtedness.

              (5) judgment Liens not giving rise to an Event of Default;

              (6) any interest or title of a lessor under any lease permitted by subclauses (b) and (c) of clause (1) of the definition of Permitted Indebtedness (including any such lease entered into pursuant to subclause
       (g) of clause (1) of the definition of Permitted Indebtedness);

              (7) purchase money Liens to finance the purchase price of property or assets purchased by the Company or any of its Restricted Subsidiaries acquired in the ordinary course of business; provided, however, that the Lien securing such Indebtedness shall be created within 180 days of such acquisition, the amount of such Indebtedness so secured in connection with any such acquisition of property or assets shall not exceed the purchase price of such property or assets and the Lien securing such Indebtedness shall not extend to any property or assets other than the property or assets so acquired;

              (8) Liens upon specific items of inventory or other goods of any Person and on proceeds thereof securing such Person's obligations in respect of banker's acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

              (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

              (10) leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries and which are entered into in compliance with Section 5.03; and

              (11) Liens arising from filing Uniform Commercial Code financing statements regarding leases permitted by subclauses (b), (c) and (g) of clause (1) of the definition of Permitted Indebtedness so long as the collateral described in such financing statements is limited to the property covered by such leases;

so long as, in the case of any Lien specified in clauses (6) and (7) of this definition, at the time such Lien is created (A) no Default or Event of Default has occurred and is continuing by reason of Section 4.01(a), 4.01(b), 4.01(c) (with respect to Sections 5.03, 5.06, 5.13, 5.14, 5.17, 5.18 and 5.21 of this
Supplemental Indenture only), 4.01(d) (with respect to Sections 5.10, 5.12, 5.15 and 5.16 and Article Six of this Supplemental Indenture only), 4.01(h), 4.01(i) (with respect to Section 501(2) of the Original Indenture only) or 4.01(k) of this Supplemental Indenture or (B) would result from such creation of such Lien; provided, however, that, notwithstanding the occurrence or continuation of any Default or Event of Default, the Company and its Restricted Subsidiaries shall not be prohibited from creating any Lien specified in clauses (6) and (7) of this definition so long as at the time such Lien is created (x) the Collateral Substitution shall have occurred or (y) the Collateral Value is at least 300% of the amount of the Obligations and, in the case of either the preceding clause
(x) or (y), no Default or Event of Default would result from the creation of such Lien.

              "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that all of the following requirements are met:

              (1) the principal amount (or accreted value, if applicable, determined in accordance with Generally Accepted Accounting Principles) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable, determined in accordance with Generally Accepted Accounting Principles) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and the amount of all expenses and premiums incurred in connection therewith);

              (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

              (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

              (4) such Indebtedness is incurred by such of the Company or its Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

              (5) the Indebtedness that is being extended, refinanced, renewed, replaced, defeased or refunded will not remain outstanding after the incurrence of such Permitted Refinancing Indebtedness; provided, however, that in the case of any extension, refinancing, renewal, replacement, defeasance or refunding of Indebtedness referred to in subclauses (a) through (h) or (j) of clause (1) of the definition of Permitted Indebtedness, if prior notice to the holder or holders of the Indebtedness to be extended, refinanced, renewed, replaced, defeased or refunded is required in order to repay such Indebtedness, then such Indebtedness may remain outstanding for up to 60 days after the incurrence of such Permitted Refinancing Indebtedness so long as on or before the date of incurrence of such Permitted Refinancing Indebtedness the Company or the applicable Restricted Subsidiary shall have (a) given such notice to the holder or holders of such Indebtedness and (b) irrevocably deposited in trust with a trustee (other than the Company or any Subsidiary), for the exclusive benefit of the holder or holders of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, an amount at least equal to the aggregate amount that the Company or such Restricted Subsidiary will be obligated to pay in respect of such Indebtedness from such date to the date of payment in full of such Indebtedness; and

              (6) such Indebtedness is of the type or character specified in subclauses (a) through (f) or (h) through (k) of clause (1) of the definition of Permitted Indebtedness or subclause (a) or (b) of clause
       (2) of the definition of Permitted Indebtedness.

              "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

              "Pledged Securities" means:

              (1) the outstanding shares of capital stock of DPI described on
       SCHEDULE II hereto as "Pledged Securities"; and

              (2) any and all other shares of capital stock or other securities of DPI and any and all rights to acquire capital stock or other securities of DPI hereafter acquired by the Company and required to be delivered to the Trustee in accordance with Section 5.21.

              "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar right hereafter issued by the Company with respect to the Common Stock).

              "Proceeds" shall have the meaning assigned to such term under the Code.

              "Quarterly Cash Requirements" of any Person as of any date means the cash used in operating activities and for payment of Indebtedness of such Person and its subsidiaries, determined on a consolidated basis, for the fiscal quarter of such Person most recently completed prior to the date of such determination, as would be shown on a consolidated statement of cash flows of such

Person and its subsidiaries for such fiscal quarter prepared in accordance with Generally Accepted Accounting Principles.

              "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

              "Registration Statement" means the Company's Registration Statement on Form S-3 under the 1933 Act (Registration No. 333-35828), as amended by any post effective amendment thereto, including all documents and reports incorporated therein by reference.

              "Repurchase Date" means with respect to any Repurchase Event

              (a) the date that is 60 days after the latest date that any Holder may exercise the repurchase right pursuant to Article VII with respect to such Repurchase Event so long as (1) on the date of such Repurchase Event occurs the Collateral Substitution has occurred or (2) on the date such Repurchase Event occurs and at all times thereafter to such 60th day the Collateral Value is at least 200% of the amount of the Obligations;

              (b) if the immediately preceding clause (a) of this definition is not applicable on the date such Repurchase Event occurs, the date that is 30 days after the latest date that any Holder may exercise the repurchase right pursuant to Article VII with respect to such Repurchase Event;

              (c) if the preceding clause (a) of this definition is applicable on the date such Repurchase Event occurs, and thereafter the Company fails to continue to meet the requirements of such clause (a), the later of (1) the date that is 30 days after the latest date that any Holder may exercise the repurchase right pursuant to Article VII with respect to such Repurchase Event and (2) the date that is five Business Days after the date the Company no longer continues to meet the requirements of such clause (a).

              "Repurchase Event" means the occurrence of any one or more of the following events:

              (a) For any period of five consecutive Trading Days following the date hereof there shall be no reported sale price of the Common Stock on any of Nasdaq, the NYSE or the AMEX;

              (b) Any Fundamental Change;

              (c) The inability of the Company for twenty Trading Days (whether or not consecutive) on or after the Issuance Date in any period of 365 consecutive days to sell shares of Common Stock to the holders of Warrants upon exercise of the Warrants pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC; provided, however, that at any time prior to the Maturity Date the Company shall be entitled to an aggregate of 20 additional Trading Days during which it is unable so to sell shares of Common Stock to the holders of Warrants without such inability constituting a Repurchase Event under this clause (c) of this definition.

              (d) Any Permitted Collateral or Akkadix Disposition.

              "Repurchase Percentage" means 100%.

              "Repurchase Portion" means, with respect to a particular Repurchase Event:

              (a) in the case of a Repurchase Event specified in clause (a), (b) or (c) of the definition of the term Repurchase Event, 100 percent;

              (b) in the case of a Repurchase Event specified in clause (d) of the definition of the term Repurchase Event, if, after giving effect to the sale, conveyance or other disposition giving rise to such Repurchase Event, the Collateral Value of the remaining Collateral as to which the Trustee holds a perfected first priority security interest is at least equal to 150% of the amount by which (x) the amount of the Obligations exceeds (y) the principal amount of Notes that are Outstanding and of which the Holders have the right to require repurchase pursuant to Article Seven by reason of such sale, conveyance or other disposition (whether or not such right has been exercised), plus accrued interest thereon to the date of determination, then the quotient, expressed as a percentage, obtained by dividing (x) an amount equal to 50 percent of the amount of gross proceeds from such Permitted Collateral or Akkadix Disposition by (y) the principal amount of Notes that are Outstanding at the close of business on the Business Day immediately preceding such Permitted Collateral or Akkadix Disposition; and

              (c) in the case of a Repurchase Event specified in clause (d) of the definition of the term Repurchase Event, if, after giving effect to the sale, conveyance or other disposition giving rise to such Repurchase Event, the Collateral Value of the Collateral as to which the Trustee holds a perfected first priority security interest would be less than 150% of the amount by which (x) the amount of the Obligations exceeds (y) the principal amount of the Notes that are Outstanding and of which the Holders have the right to require repurchase pursuant to Article Seven by reason of such sale, conveyance or other disposition (whether or not such right has been exercised), plus accrued interest thereon to the date of determination if 50% of the gross proceeds of such sale, conveyance or other disposition (plus the amount of any cash in addition to such proceeds which cash is deposited by the Company with the Trustee as Collateral in connection with such Permitted Collateral or Akkadix Disposition and which may be applied to pay the Repurchase Price of such Notes) were applied to repurchase of Notes pursuant to Article Seven, then the quotient, expressed as a percentage, obtained by dividing (x) such amount of the gross proceeds from such Permitted Collateral or Akkadix Disposition as shall be necessary so that, assuming such amount of such gross proceeds (plus the amount of any cash in addition to such proceeds which cash is deposited by the Company with the Trustee as Collateral in connection with such Permitted Collateral or Akkadix Disposition and which may be applied to pay the Repurchase Price of such Notes) is applied to repurchase Notes pursuant to Article Seven, the Collateral Value of the Collateral as to which the Trustee holds a perfected first priority security interest would be at least 150% of the amount by which the amount of the Obligations exceeds the principal amount of Notes Outstanding that would be so repurchased by (y) the principal amount of Notes that are Outstanding at the close of business on the Business Day immediately preceding such Permitted Collateral or Akkadix Disposition.

              "Repurchase Price" means with respect to any repurchase of a Note pursuant to Sections 7.01 and 7.02 an amount in cash equal to the sum of (1) the product of (x) the Repurchase Percentage times (y) the outstanding principal amount of such Note to be repurchased in accordance with Article Seven plus (B) accrued and unpaid interest on such principal amount to the date the Repurchase Price is required to be paid plus (C) accrued and unpaid Default Interest, if any, thereon at the Default Rate to the date of such repurchase.

              "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

              "Rights Agreement" means the Rights Agreement, dated as of October 8, 1998, between the Company and Computershare Investor Services, LLC, as Rights Agent.

              "SEC" means the Securities and Exchange Commission.

              "Securities" shall have the meaning provided in Section 8.03(d).

              "Security Interest" means the security interest granted in the Collateral pursuant to this Supplemental Indenture.

              "Share Payments" shall have the meaning provided in Section 5.09.

              "Specified Market Value" when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Specified Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Specified Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Specified Market Value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

              "Stock Payment Option" shall have the meaning provided in Section 3.02(a).

              "Subordination Terms" means the terms set forth in SCHEDULE III to this Supplemental Indenture or such other terms of subordination as shall have been approved in advance of the incurrence of the applicable Indebtedness by the Majority Holders in their sole discretion, as evidenced by the written approval of the

Majority Holders given to the Company and the Trustee prior to incurrence of such Indebtedness.

              "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

              "Tender Offer" means a tender offer or exchange offer.

              "Trading Day" means a day on which any of the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading of securities.

              "Transaction Documents" means the Original Indenture, this Supplemental Indenture, the Notes, the Note Purchase Agreements, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

              "Trigger Event" shall have the meaning provided in Section
8.03(d).

              "Unrestricted Subsidiary" means PPGx, Inc. and its Subsidiaries and any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

              (1) has no Indebtedness other than Non-Recourse Debt;

              (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with Section 5.07 (such compliance to be determined without regard to the proviso to Section 5.07);

              (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional equity interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

              (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

              Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Supplemental Indenture and will become a Restricted Subsidiary of the Company for purposes of this Supplemental Indenture, and any Indebtedness, Liens and activities of such Subsidiary will be deemed to be incurred or engaged in by a Restricted Subsidiary of the Company as of such date and shall be required to comply as of such date with the requirements of this Supplemental Indenture applicable to the Company and its Restricted Subsidiaries. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided, however, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under this Supplemental Indenture; and (2) no Default or Event of Default would be in existence following such designation.

              "Warrants" means the Common Stock Purchase Warrants of the Company issued to the original Holders of the Notes pursuant to the Note Purchase Agreements.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

              (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

              (2) the outstanding principal amount of such Indebtedness at such date.

              (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of the Original Indenture, this Supplemental Indenture and the Notes.

                                   ARTICLE TWO

                                  FORM OF NOTES

              SECTION 2.01. FORM OF NOTES. The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture and this Supplemental Indenture, and may have such other letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution thereof.

              SECTION 2.02. FORM OF FACE OF NOTES.


                           AXYS PHARMACEUTICALS, INC.

No.__________________

     $______________________

              Axys Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Original Indenture hereinafter referred
to), for value received, hereby promises to pay to                   , or
registered assigns, the principal sum of Dollars (or such lesser principal amount of this Note as is outstanding on the date of payment) on September __, 2004, and to pay interest thereon from the Issuance Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date in each year, commencing December 15, 2000, and at the Maturity of this Note, at the Applicable Rate, until the principal hereof is paid or made available for payment, provided that any principal or amount of interest which is overdue shall bear interest at a rate per annum equal to the Default Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest ("Default Interest") shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Supplemental Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifth Business Day preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture and the Supplemental Indenture.

              Payment of the principal of and any such interest on this Security and any other amounts payable in respect of this Security will be made at the office or agency of the Company maintained for that purpose in the city in which the Corporate Trust Office is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company and subject to the provisions of this Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further, however, that cash payments shall be made by wire transfer of immediately available funds to such account within the United States of America as the Holder may from time to time designate by notice to the Company in accordance with the Original Indenture and the Supplemental Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Original Indenture or the Supplemental Indenture or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                  AXYS PHARMACEUTICALS, INC.
      -------------------------------



                                        By:
                                           -------------------------------------
                                           Title:

Attest:
       ------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U. S. Bank Trust National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Original Indenture.

                                        U. S. BANK TRUST NATIONAL
                                        ASSOCIATION, AS TRUSTEE



                                        By:
                                           -------------------------------------
                                           Authorized Officer

Date of Authentication:


              SECTION 2.03. FORM OF REVERSE OF NOTES. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Original Indenture, dated as of September __, 2000 (herein called the "Original Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Original Indenture), and the Supplemental Indenture, dated as of September , 2000, between the Company and the Trustee (herein called the "Supplemental Indenture," which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Original Indenture, the Supplemental Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $20,000,000 (except as otherwise provided in the Original Indenture and the Supplemental Indenture).

              The Original Indenture and the Supplemental Indenture contain provisions for defeasance at any time of certain restrictive covenants, Events of Default or other circumstances with respect to this Security upon compliance with certain conditions set forth in the Original Indenture and the Supplemental Indenture. Certain of the Company's obligations with respect to this Security are defeasible in accordance with Sections 1302 and 1303 of the Original Indenture and related provisions of the Supplemental Indenture.

              Subject to the provisions of the Supplemental Indenture, the Holder of this Security is entitled, at its option, at any time prior to the close of business on September , 2004 (except that, if the Holder shall have exercised repurchase rights under Article Seven of the Supplemental Indenture, such conversion right shall terminate with respect to the portion of this Security to be repurchased on the last Trading Day prior to the later of (x) the date of such repurchase and (y) the date the Company pays or deposits in accordance with the Supplemental Indenture the applicable Repurchase Price, unless in any such case the Company shall default in payment due upon repurchase hereof) to convert the principal amount of this Security, or any portion of such principal amount which is at least $10,000 (or such lesser principal amount hereof as shall be outstanding at such time), plus accrued and unpaid interest, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the principal amount of this Security or portion hereof being converted plus (y) accrued and unpaid interest on the portion of the principal amount of this Security being converted to the applicable Conversion Date plus (z) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (y) to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in the Supplemental Indenture; provided, however, that, if at any time this Security is converted in whole or in part, the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the Holder made by notice from the Holder to the Company, this Security (or portion hereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which this Security or such portion hereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Security, be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of this Security converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Security to Common Stock, and only to the extent this Security is deemed to have been converted to Common Stock under the Supplemental Indenture. The Conversion Rate is subject to adjustment as provided in the Supplemental Indenture.

              If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Original Indenture and the Supplemental Indenture.

              The Original Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Original Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Original Indenture and the Supplemental Indenture and certain past defaults under the Original Indenture and the Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

              As provided in and subject to the provisions of the Original Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Original Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

              No reference herein to the Original Indenture or the Supplemental Indenture and no provision of this Security or of the Original Indenture or the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Original Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              The Securities of this series are issuable only in registered form without coupons. As provided in the Original Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

              No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

              All terms used in this Security which are defined in the Supplemental Indenture shall have the meanings assigned to them in the Supplemental Indenture.

              SECTION 2.04. FORM OF CONVERSION NOTICE. The Conversion Notice shall be in substantially the following form or, in the case of any particular conversion of a Note, in such other form as agreed by the Company and the converting Holder:

                             NOTICE OF CONVERSION OF
                   8% SENIOR SECURED CONVERTIBLE NOTE DUE 2004
                          OF AXYS PHARMACEUTICALS, INC.

To:    Axys Pharmaceuticals, Inc.
       180 Kimball Way
       South San Francisco, California  94080

       Attention:  Chief Financial Officer

       Facsimile No.:  (650) 829-1067

       [Name and Address of Issuing Agent]

       Attention:
                 -----------------------------------------------------------
                   Special Issuances

       Facsimile No.:

       1. Pursuant to the terms of the 8% Senior Secured Convertible Note due 2004 (the "Note"), the undersigned hereby elects to convert $ of the Note into shares of Common Stock of Axys Pharmaceuticals, Inc., a Delaware corporation, at a Conversion Price per share equal to $ . Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

       2. The number of shares of Common Stock issuable upon the conversion of the Note to which this Notice relates is_______________________.

       3. Please issue a certificate or certificates for shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:



------------------------------------------
Name

------------------------------------------
Address

------------------------------------------
SS or Tax ID Number

Delivery Instructions for Common Stock:

------------------------------------------

------------------------------------------

------------------------------------------


Date:
     -----------------------      ----------------------------------------------
                                       Name



                                  ----------------------------------------------
                                           Signature of Registered Holder
                                  (Must be signed exactly as name appears in the
                                                        Note.)


                                  ARTICLE THREE

                                    THE NOTES

              SECTION 3.01. ESTABLISHMENT OF SERIES; AMOUNT. There is hereby established a series of Securities entitled "8% Senior Secured Convertible Notes due 2004," which shall be limited in aggregate principal amount to $20,000,000 (except as otherwise provided in the Original Indenture or this Supplemental Indenture). The Notes shall bear interest at the rate provided in the form of Notes and interest on the Notes shall be payable quarterly on the Interest Payment Dates specified in the form of Notes to the Persons who are Holders of the Notes at the close of business on the fifth Business Day preceding each Interest Payment Date. The Notes shall not be Original Issue Discount Securities.

              SECTION 3.02. ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST.
(a) If the Company exercises its option to make a payment of interest on the Notes wholly or partly in shares of Common Stock (herein sometimes called the "Stock Payment Option"), the issuance of Interest Shares upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors.

              (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on the Notes if:

              (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes other than payment of interest on the Notes, or held in the Company's treasury, after taking into account shares of Common Stock required to be reserved for conversion of the Notes and exercise of the Warrants, is insufficient to pay the portion of such interest to be paid in Common Stock;

              (ii) the issuance or delivery of Interest Shares or the public resale of such Interest Shares by the Holders who are not Affiliates of the Company for purposes of the 1933 Act would require registration or filing with or approval of any governmental authority under any law or regulation, and such registration, filing or approval has not been effected or obtained or is not in effect;

              (iii) the Interest Shares shall not at the time of issuance have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

              (iv) the Interest Share Price for the Interest Shares is less than the par value of the Common Stock;

              (v) an Event of Default has occurred and is continuing on the applicable Interest Payment Date or at any time thereafter to and including the date on which the Company delivers such Interest Shares to the Holders; or

              (vi) the Common Stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on Nasdaq.

              (c) (1) The Company shall have the right to elect the Stock Payment Option for the Notes with respect to a particular Interest Payment Date only if the Company gives notice of such election to the Trustee and the Holders on or before the date that is 25 Trading Days prior to such Interest Payment Date. Any election of the Stock Payment Option for a particular Interest Payment Date shall be applicable pro rata (based on the amount of interest payable on such Interest Payment Date) to all Notes that are outstanding on such Interest Payment Date. If the Company elects the Stock Payment Option with respect to a particular Interest Payment Date, the Company shall issue to each Holder in respect of such Interest Payment Date the aggregate number of whole shares of Common Stock determined by dividing the per share Interest Share Price of the Common Stock on the applicable Interest Payment Date into an amount equal to the total amount of lawful money of the United States of America which such Holder would receive if the aggregate amount of interest on the Notes held by such Holder which is being paid in Interest Shares were being paid in such lawful money.

              (2) If the Company elects the Stock Payment Option with respect to an Interest Payment Date, the Interest Shares for such Interest Payment Date shall become issuable on such Interest Payment Date and the Company shall deliver, or cause to be delivered, the appropriate number of Interest Shares to the Holders within three Trading Days after the applicable Interest Payment Date. If in any case the Company shall fail to deliver or cause to be delivered such number of Interest Shares to the Holders within five Trading Days after such Interest Payment Date, then in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holders on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holders as a result of such failure, (B) if as a result of such failure the Holders shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by any Holder or any Holder's securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the applicable Interest Payment Date and ending on the date the Company delivers or causes to be delivered to such Holder the Interest Shares issuable in respect thereof), then the Company shall upon demand of such Holder pay to such Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Company, and (C) such Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of the Stock Payment Option, require payment in cash of the interest in respect of which the Company exercised the Stock Payment Option, in which case the amount of such interest shall be immediately due and payable, with Default Interest thereon from the applicable Interest Payment Date until paid in full and upon such cash payment in full the Company shall not be obligated to issue such Interest Shares to such Holder. Notwithstanding the foregoing the Company shall not be liable to a Holder under clause (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such Interest Shares results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Issuing Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Issuing Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Issuing Agent). A Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the second Trading Day after such Interest Payment Date if such Holder becomes aware that Interest Shares so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the rights of any Holder under the Notes or otherwise.

              (3) No fractional shares of Common Stock shall be issued in payment of interest on the Notes. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number of shares or may pay lawful money of the United States of America in payment of the amount of such interest in lieu of issuance of such fractional share.

              (d) If the Company elects the Stock Payment Option with respect to a payment of interest on the Notes with respect to a particular Interest Payment Date, the Company shall deliver to the Trustee and each Holder, on or prior to the date on which Interest Shares for such payment of interest on the Notes are required to be received by the Holders, a Company Certificate setting forth (i) the total amount of the cash interest payment to which such respective Holder is entitled, (ii) the portion of such interest payment being made in Interest Shares, (iii) the Interest Share Price and the Market Price on each Trading Day used in computing the Interest Share Price, (iv) the number of Interest Shares allocable to such payment, as calculated pursuant to this Section 3.02, (v) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 3.02(c), (vi) a brief statement of the facts requiring such adjustment, and (vii) a brief statement that none of the conditions set forth in
Section 3.02(b) has occurred and is existing and that all of the requirements of this Section 3.02 have been met. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Interest Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this Section 3.02 in the absence of manifest error. On or before the pertinent Interest Payment Date, the Company shall issue, or cause the Issuing Agent to prepare and issue, the Interest Shares in the names of the Holders or their respective nominees before being so delivered by the Company on such Interest Payment Date.

              (e) The Interest Shares, when issued pursuant to and in compliance with this Section 3.02, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof has been in all respects authorized by the Company; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock and any amount required to be paid by the Company pursuant to Section 3.02(c)(3) with respect to such interest payment, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on the Note to which such Interest Shares relate.

              SECTION 3.03. DEFEASANCE. Certain of the Company's obligations with respect to the Notes shall be defeasible in accordance with Sections 1302 and 1303 of the Original Indenture. For purposes of any Defeasance of the Notes pursuant to Section 1302 of the Original Indenture, in addition to any obligations of the Company which shall survive as provided in Section 1302 of the Original Indenture until otherwise terminated or discharged, the Company's obligations under Article Eight of this Supplemental Indenture shall survive until otherwise terminated or discharged as provided in this Supplemental Indenture. Any cash or property deposited by the Company with the Trustee pursuant to Section 1302 or 1303 of the Original Indenture in respect of the Notes shall constitute Collateral for purposes of this Supplemental Indenture.


                                  ARTICLE FOUR

                                    REMEDIES

              SECTION 4.01. EVENTS OF DEFAULT. "Event of Default," whenever used in the Original Indenture or this Supplemental Indenture with respect to the Notes, means any of the following events:

              (a) FAILURE TO PAY INTEREST. The Company fails to pay any installment of interest on any Note when due and such failure continues for a period of five Business Days after the due date thereof; or

              (b) CONVERSION AND THE SHARES. The Company fails to issue or cause to be issued shares of Common Stock (1) to any Holder upon exercise by such Holder of such Holder's conversion rights in accordance with this Supplemental Indenture and the Notes or (2) to the holder of any Warrant upon exercise by such holder of such holder's purchase rights in accordance with the terms of such Warrant, in either such case in the preceding clauses (1) and (2) within two Trading Days after the due date therefor in accordance with the terms of any Note, the Original Indenture, this Supplemental Indenture, or any Warrant, as the case may be; provided, however, that if such failure occurs solely by reason of any action that the Issuing Agent has taken or failed to take, then no Event of Default shall occur under this Section 4.01(b) unless the Company fails so to issue or to cause to be issued such shares of Common Stock within four Trading Days after the due date therefor in accordance with the terms of any Note, the Original Indenture, this Supplemental Indenture or any Warrant; or

              (c) BREACH OF CERTAIN COVENANTS OR WARRANTIES. Default in the performance, or breach, of any covenant or warranty of the Company in Section 1005 or 1006 of the Original Indenture or Sections 5.01, 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.13, 5.14, 5.17, 5.18, or 5.21 of this Supplemental Indenture; or

              (d) BREACH OF OTHER COVENANTS OR WARRANTIES. Default in the performance, or breach, of any covenant or warranty of the Company in the Original Indenture or this Supplemental Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in the Original Indenture solely for the benefit of a series of Securities other than the Notes), and continuance of such default or breach for a period of 15 Business Days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or within 30 Business Days after such notice is given if, and only if, such default is reasonably capable of cure within 30 Business Days after such notice is given and at all times during such 30 Business Days period the Company has been diligently taking action to cure such default and such cure cannot reasonably be completed in such 15-Business Day period; or

              (e) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Transaction Documents) shall be false or misleading in any material respect when made and, to the extent susceptible to cure, such breach shall not have been cured within ten Business Days after there has been given, by facsimile transmission or registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

              (f) JUDGMENTS. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any of its Restricted Subsidiaries or any of their respective properties or other assets in an aggregate amount in excess of $1,000,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 45 consecutive days; or

              (g) DEFAULT UNDER OTHER AGREEMENTS AND INSTRUMENTS. (1) The Company or any of its Restricted Subsidiaries shall default in any payment with respect to any Indebtedness for borrowed money (other than the Notes) which Indebtedness has an outstanding principal amount in excess of $1,000,000 individually, or $2,000,000 in the aggregate, for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (2) any Indebtedness of the Company or any of its Restricted Subsidiaries which has an outstanding principal amount in excess of $1,000,000 individually, or $2,000,000 in the aggregate, shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

              (h) DELISTING OF THE COMMON STOCK. The Common Stock shall cease to be listed on any of Nasdaq, the NYSE or the AMEX; or

              (i) ORIGINAL INDENTURE EVENTS OF DEFAULT. Any Event of Default specified in Section 501(2), 501(5) or 501(6) of the Original Indenture; or

              (j) SECURITY INTEREST; PLEDGED SECURITIES. The Trustee shall cease to have a first priority perfected Security Interest for the benefit of the Holders in any of the Collateral, other than Collateral that has been released from the Lien of this Supplemental Indenture in accordance with the terms of the Original Indenture and this Supplemental Indenture; or any of the Pledged Securities shall not be duly and validly authorized, fully paid and non-assessable shares of capital stock of the issuer thereof.

The Events of Default provided in Sections 501(1) and 501(4) of the Original Indenture shall be superseded with respect to the Notes by the Events of Default provided in Sections 4.01(a), 4.01(d) and 4.01(e) of this Supplemental Indenture.


                                  ARTICLE FIVE

                                    COVENANTS

              So long as the Company shall have any obligation for any amount outstanding under any Note, unless otherwise consented to in advance by the Majority Holders:

              SECTION 5.01. LIMITATIONS ON CERTAIN INDEBTEDNESS. The Company will not itself, and will not permit any of its Restricted Subsidiaries to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness; provided, however, that if at any time during any period of 20 consecutive Trading Days commencing after the Closing Date on each such Trading Day (a) the Common Stock shall be listed on Nasdaq, the NYSE or the AMEX, and the Market Price of the Common Stock shall be at least 300% of the Conversion Price in effect on each such Trading Day, (b) no Event of Default shall have occurred or be continuing and no Repurchase Event shall have occurred with respect to which any Holder has the right to require repurchase of any Note pursuant to Article Seven or with respect to which any Holder has exercised such right and the Company shall not have paid or deposited in accordance with
Section 9.14 of this Supplemental Indenture the applicable Repurchase Price, (c) the Registration Statement shall be effective and available for use by the Company for the sale of shares of Common Stock to holders of the Warrants upon exercise of the Warrants and is reasonably expected to remain effective and available after such period of 20 Trading Days, and (d) the Company shall have furnished to the Holders and the Trustee a Company Certificate certifying the matters set forth in the immediately preceding clauses (a) through (c), then thereafter the Company shall no longer be obligated to comply with this Section 5.01.

              SECTION 5.02. INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

              SECTION 5.03. LIMITATIONS ON ASSET SALES, LIQUIDATIONS, ETC.; CERTAIN MATTERS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to,

              (1) sell, convey or otherwise dispose of (including, without limitation, by way of lease or license) any assets which are material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its Restricted Subsidiaries, taken as a whole, in a single transaction or a series of related transactions (including, without limitation, in a transaction between the Company and any Subsidiary or other Affiliate); or

              (2) sell, convey, pledge, transfer or otherwise dispose of (A) any of the Pledged Securities or (B) any capital stock or other interest in Akkadix, except in each such case referred to in the preceding clauses (A) and (B) as permitted by Section 5.03(b); or

              (3) liquidate, dissolve or otherwise wind up its affairs.

              (b) Notwithstanding the foregoing restrictions in Sections 5.03(a)(1), and 5.03(a)(2), the Company shall be permitted to sell, convey or otherwise dispose of all or a portion of the Pledged Securities or the Akkadix Shares so long as:

              (1) the net cash proceeds of such sale, conveyance or other disposition (plus the amount of any cash in addition to such proceeds which cash is deposited by the Company with the Trustee as Collateral in connection with such Permitted Collateral or Akkadix Disposition and which may be applied to pay the Repurchase Price of the Notes) are sufficient to pay in full all amounts payable by the Company pursuant to Article Seven by reason of the repurchase rights arising from such transaction (assuming all Holders exercise their repurchase rights pursuant to Article Seven to the full extent permitted thereby),

              (2) the terms of such sale, conveyance or other disposition provide for payment to the Company by deposit with the Trustee on or before the date of such sale, conveyance or other disposition of an amount in cash (or instrument payable in next day funds) which, together with the amount of any cash in addition to such proceeds which cash is deposited by the Company with the Trustee on or before such date as Collateral in connection with such Permitted Collateral or Akkadix Disposition and which may be applied to pay the Repurchase Price of Notes, is at least equal to the amount specified in the immediately preceding clause (l),

              (3) after giving effect to such sale, conveyance or other disposition, the Collateral Value of the Collateral as to which the Trustee holds a perfected first priority security interest is at least equal to 150% of the amount by which (A) the amount of the Obligations exceeds (B) the principal amount of Notes that are Outstanding and of which the Holders have the right to require repurchase pursuant to Article Seven by reason of such sale, conveyance or other disposition (whether or not such right has been exercised), plus accrued interest thereon to the date of determination, and

              (4) no Default or Event of Default has occurred and is continuing.

              SECTION 5.04. LIMITATIONS ON LIENS. The Company will not itself, and will not permit any of its Restricted Subsidiaries to, create, assume or suffer to exist any Lien upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except Permitted Liens.

              SECTION 5.05. LIMITATION ON CERTAIN ISSUANCES OF SECURITIES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to
(a) issue any Common Stock Equivalent that directly or indirectly is convertible into, exchangeable for, or otherwise entitles the holder to acquire, shares of Common Stock at a price that varies based on changes in the market price of the Common Stock, (b) directly or indirectly issue any Common Stock or Common Stock Equivalent under any agreement or arrangement that provides for re-pricing or adjusting the price at which Common Stock is issued in connection therewith or which adjusts the number of shares of Common Stock issued in connection therewith or (c) enter into any agreement for the issuance of shares of Common Stock under an arrangement for the Company to draw down from a commitment by any Person to issue shares of Common Stock or which allows the Company or such Subsidiary to exercise any put right with respect to shares of Common Stock or any similar transaction.

              SECTION 5.06. CERTAIN OBLIGATIONS. (a) The Company shall not amend, modify or waive any provision of DPI's charter or by-laws or any DPI

Contract, or enter into any agreement, arrangement or understanding with respect to (1) the Pledged Securities or (2) which would impair the rights and remedies of the Trustee with respect to the Collateral; provided, however, that nothing in this Section 5.06(a) shall prohibit the Company from (x) entering into an agreement for a transaction permitted by Section 5.03(b) or (y) amending, modifying or waiving, or agreeing to amend, modify or waive, any provision of DPI's charter or by-laws or any DPI Contract so long as (i) the terms of any such amendment, modification or waiver treat the Company no less favorably than other stockholders of DPI, (ii) such terms do not (A) adversely affect the validity or enforceability of any Transaction Document, (B) materially impair the ability of the Company to perform its obligations under the Transaction Documents, (C) impair the existence, validity or priority of the Trustee's Lien on and Security Interest in the Collateral for the benefit of the Holders or (D) impair the rights of the Holders or the Trustee to enforce any of their respective rights or remedies pursuant to the Transaction Documents, and (iii) the Company gives the Holders and the Trustee at least ten Business Days prior written notice of any such action which notice shall set forth in reasonable detail the action proposed to be taken.

              (b) The Company shall perform and comply in all material respects with DPI's charter and by-laws and the DPI Contracts.

              (c) The Company shall perform and comply with its obligations under the Company DPI Agreements the failure to comply with which would give rise to any claim by DPI against or in respect of any of the Pledged Securities; provided, however, that the Company may surrender shares of DPI Common Stock that constitute Pledged Securities only in accordance with Section 6.11(b).

              SECTION 5.07. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except as in existence on the date the Note Purchase Agreements are executed and delivered by the parties thereto and except on terms to the Company or, in the case of any such payment, investment or transaction between any of its Restricted Subsidiaries and any Affiliate, such Restricted Subsidiary no less favorable than terms that could be obtained by the Company or such Restricted Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors; provided, however, that nothing in this Section 5.07 shall prohibit a transaction between the Company, on the one hand, and a Restricted Subsidiary, on the other hand, if the terms of the transaction do not (i) adversely affect the validity or enforceability of any Transaction Document, (ii) materially impair the ability of the Company to perform its obligations under the Transaction Documents, (iii) impair the value of the Collateral or the existence, validity or priority of the Trustee's Lien on and Security Interest in the Collateral, or (iv) impair the rights of the Holders, or the Trustee to enforce any of their respective rights or remedies pursuant to the Transaction Documents.

              SECTION 5.08. NOTICE OF DEFAULTS. The Company shall notify the Trustee and the Holders promptly, but in any event not later than five Business Days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article Five. If the Company fails to give a notice required by this Section 5.08 but nonetheless cures the failure to comply with this Article Five that gave rise to the Company's obligation to give such notice within the cure period, if any, applicable to such failure to comply with this Article Five, from and after the time of such cure such failure to give such notice shall cease to be a default under this Section 5.08.

              SECTION 5.09. LIMITATIONS ON DIVIDENDS, OTHER SHARE PAYMENTS AND INVESTMENTS IN UNRESTRICTED SUBSIDIARIES. The Company covenants and agrees that
(i) it will not declare or pay any dividends (other than dividends payable solely in shares of the Company, including, without limitation, Preferred Share Purchase Rights) on any shares of any class of its capital stock or make any payment on account of the purchase, redemption or other retirement or acquisition of any shares of such stock or make or declare any distribution in respect thereof, either directly or indirectly (such dividend payments, purchases, redemptions, retirements, acquisitions or distributions being herein called "Share Payments"), and (ii) it will not itself, and will not permit any of its Restricted Subsidiaries to, make any investment in Unrestricted Subsidiaries, unless, in the case of any such investment referred to in this clause (ii), at the date of such investment (hereinafter called the "Computation Date"), after giving effect, as if made, to the proposed investment, the sum of the amount of aggregate unliquidated investment (computed as herein below provided) of the Company and all of its Restricted Subsidiaries in Unrestricted Subsidiaries, made on or after the date of this Supplemental Indenture, shall not exceed the greater of (x) $5 million and (y) an amount equal to 10% of the Company's Consolidated Net Assets determined as of the Computation Date.

              For the purpose of this Section 5.09, the amount of any investment in an Unrestricted Subsidiary or capital contribution made through the transfer of property, shall be deemed to be the net book value of such property at the date of such investment or contribution.

              The Company shall not enter into any agreement or become bound by any obligation to make any Share Payment that would be prohibited by this
Section 5.09.

              For the purpose of any computation under this Section 5.09, the aggregate unliquidated investment of the Company and its Restricted Subsidiaries in any Unrestricted Subsidiary shall be computed in accordance with Generally Accepted Accounting Principles (subject to the above stated requirement to value transferred property at the net book value) and shall include all investments by means of share purchase, loan, advance, guarantee, capital contribution or otherwise; provided, however, that

              (i) amounts invested by the Company through the exchange of its shares for shares of an Unrestricted Subsidiary shall be disregarded;

              (ii) except as otherwise specifically provided in clause (iii) of this proviso below, there shall not be deducted from the amounts invested in any Unrestricted Subsidiary any amounts received by the Company or any of its Restricted Subsidiaries (as dividends, interest or otherwise) as earnings on its investment in such Unrestricted Subsidiary;

              (iii) there shall be deducted from the amounts invested in any Unrestricted Subsidiary 50% of (x) any amounts received by the Company or any of its Restricted Subsidiaries as proceeds of the sale or other disposition of its interest in such Unrestricted Subsidiary on or after the date of this Supplemental Indenture, to the extent such interest arose from an investment in such Unrestricted Subsidiary that was made by the Company or any of its Restricted Subsidiaries on or after the date of this Supplemental Indenture, after payment or provision for all costs incurred by the Company or its Restricted Subsidiary in making such sale or other disposition and taxes arising from such sale or other disposition and (y) the cash dividends received by the Company or any of its Restricted Subsidiaries from its Unrestricted Subsidiaries on or after the date of this Supplemental Indenture;

              (iv) write-ups, write-downs or write-offs after December 31, 1999, of investments in Unrestricted Subsidiaries shall be disregarded; and

              (v) current accounts receivable from an Unrestricted Subsidiary arising in the ordinary course of business from the sale of goods or services shall not be included.

              The Company will not permit any of its Restricted Subsidiaries to purchase any shares of any class of the Company other than a purchase of newly issued shares from the Company for cash at a price per share equal to the Current Market Price on the date of purchase.

              SECTION 5.10. FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Trustee or Holders of at least 25% in principal amount of Notes that are at the time Outstanding, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee or such Holders may reasonably request for the purpose of obtaining or preserving the full benefits of this Supplemental Indenture and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Code or similar laws in effect in any such jurisdiction with respect to the Liens created hereby and (ii) providing to the Trustee such documents or instruments as shall be necessary or desirable for the exercise by the Trustee on behalf of the Company of any and all rights relating to the Collateral. The Company also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. The Company agrees that a carbon, photographic or other reproduction of this Supplemental Indenture may be filed as a financing statement or attached to a financing statement in any jurisdiction where permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Supplemental Indenture.

              SECTION 5.11. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Trustee and each Holder from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Trustee and each Holder for all costs and expenses, including reasonable attorneys' fees and expenses, arising out of or resulting from this Supplemental Indenture, including any breach hereof or Event of Default hereunder, or the exercise by the Trustee or any Holder, as the case may be, of any right or remedy granted to it hereunder or under the other Transaction Documents under applicable law; provided, however, that the Company shall not be required to indemnify the Trustee or any Holder to the extent any claim, demand, loss, judgment, liability, cost or expense is determined by final judgment (not subject to further appeal) of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of the Trustee or such Holder, as the case may be. In no event shall the Trustee or any Holder be liable, in the absence of a determination of gross negligence or willful misconduct on its part by final judgment (not subject to further appeal) of a court of competent jurisdiction, for any matter or thing in connection with this

Supplemental Indenture other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Company under this Section 5.11 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. In any suit, proceeding or action brought by the Trustee or any Holder under any Account or Contract that constitutes part of the Collateral for any sum owing thereunder, or to enforce any provisions of any such Account or Contract, the Company will save, indemnify and keep the Trustee and each Holder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company.

              SECTION 5.12. MAINTENANCE OF RECORDS. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts that constitute part of the Collateral. For the further security of the Trustee for the ratable benefit of the Holders, the Company hereby grants to the Trustee, for the ratable benefit of the Holders, a security interest in all of the Company's books and records pertaining to the Collateral, and the Company shall turn over any such books and records for inspection at the office of the Company to the Trustee or any Holder or to their respective representatives during normal business hours at the request of the Trustee upon reasonable prior notice from the Trustee or such Holder to the Company.

              SECTION 5.13. LIMITATION ON LIENS ON COLLATERAL AND AKKADIX SHARES. (a) The Company (x) will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and Permitted Liens identified in clause (3) of the definition of Permitted Liens that are inchoate Liens, and (y) will defend the right, title and interest of the Trustee in and to any of the Collateral against the claims and demands of all persons whomsoever other than Permitted Liens identified in clause (3) of the definition of Permitted Liens that are inchoate Liens.

              (b) The Company will not create, incur or permit to exist, will defend the Akkadix Shares against, and will take such other action as is necessary to remove, any Lien or claim on or to the Akkadix Shares other than
(1) Permitted Liens identified in clause (3) of the definition of Permitted Liens that are inchoate Liens and (2) Liens created in accordance with this
Section 5.13(b).

Notwithstanding the foregoing limitation in this Section 5.13(b), the Company shall be permitted to create Liens on the Akkadix Shares so long as:

              (A) any such Lien secures only Indebtedness for borrowed money that is Permitted Indebtedness and obligations of the Company relating thereto;

              (B) no Default or Event of Default will result from such incurrence;

              (C) the Company shall have received a bona fide offer from one or more persons to provide such Indebtedness to the Company with such Lien on the Akkadix Shares;

              (D) the Company shall have given the holders at least 10 days' notice, with a copy to the Trustee, which notice shall include statements of the amount of such Indebtedness, the material terms of such Indebtedness and the time or period within which the closing of the funding of such Indebtedness is to occur (but in no event sooner than 30 days or later than 90 days after the Company gives such notice to the Holders) and copies of any proposed documents relating to such Indebtedness, and during such 10-day period each Holder shall have the right to notify the Company, with a copy to the Trustee, that such Holder wishes to provide such Holder's pro rata portion of such Indebtedness to the Company, such pro rata portion to be determined from the ratio of the principal amount of such Holder's Note or Notes that are Outstanding to the aggregate principal amount of all Notes that are Outstanding, in each case at the close of business on the date such notice is given by the Company (the "Initial Allocation"), and whether such Holder wishes to provide more than such Holder's Initial Allocation (and if so, the amount such Holder wishes to provide in excess of such Holder's Initial Allocation, which amount may be all of such Indebtedness or any portion thereof as so specified by such Holder);

              (E) if within such 10-day period (x) no Holder so notifies the Company that it wishes to provide such Indebtedness or (y) one or more Holders so notify the Company that such Holder or Holders wish to provide such Indebtedness but the aggregate amount of such Indebtedness which such Holder or Holders wish to provide (including all amounts in excess of their Initial Allocations), as stated in such notices or notices from such Holder or Holders to the Company, is less than the amount of such Indebtedness as stated in the Company's notice to the Holders given pursuant to clause (D) of this Section 5.13(b), then in the case of either the preceding clause (x) or (y) no Holder shall have any right to provide such Indebtedness and the Company shall be entitled to complete the financing of such Indebtedness on the terms, and on or before the date, or within the period, as the case may be, specified in such notice from the Company to the Holders;

              (F) if within such 10-day period one or more Holders so notify the Company that they wish to provide such Indebtedness and the aggregate amount of such Indebtedness which such Holder or Holders wish to provide (including all amounts in excess of their Initial Allocations), as stated in such notices or notices from such Holder or Holders to the Company, is at least equal to the amount of such Indebtedness as stated in the Company's notice to the Holders given pursuant to clause (D) of this Section 5.13(b), then each Holder who so notifies the Company shall be entitled to provide such pro rata portion of such Indebtedness on the terms set forth in the Company's notice to the Holders given in accordance with clause (D) of this Section 5.13(b); and, if all Holders do not notify the Company that they wish to provide their Initial Allocations of such Indebtedness, each Holder who shall have notified the Company that such Holder wishes to provide more than its Initial Allocation shall be entitled to provide a portion of the amount of such Indebtedness in excess of the aggregate amount thereof which the Holders have offered to provide based on their Initial Allocations, with the portion of such excess allocated to each such Holder to be based on the ratio of the amount of such excess which such Holder offered to provide to the aggregate amount of such excess that all such Holders offered to provide (which procedure shall be followed successively until such excess is fully allocated to such Holders);

              (G) the closing of the transaction for such Indebtedness with the Holder or Holders entitled to provide such Indebtedness and the creation of such Lien shall occur at such time or within such period specified in the notice given by the Company to the Holders pursuant to clause (D) of this Section 5.13(b); and

              (H) if one or more Holders shall be entitled in accordance with clause (F) of this Section 5.13(b) to provide such Indebtedness and such Holder or Holders default in their obligations to provide such Indebtedness, then the Company shall promptly give notice to the Holders of such default, with a copy to the Trustee, and, notwithstanding any other provision of this Section 5.13(b), the Company shall have 60 days after such default to complete such Indebtedness financing on terms no more favorable to the lenders providing such Indebtedness than those contained in the notice provided by the Company to the Holders in accordance with clause (D) of this Section 5.13(b).

If for any reason such closing and creation of such Lien do not occur within the applicable period provided in this Section 5.13(b), thereafter any proposed creation of a Lien on any of the Akkadix Shares shall again be subject to the requirements of this Section 5.13(b).

              SECTION 5.14. LIMITATIONS ON DISPOSITIONS OF COLLATERAL AND AKKADIX SHARES. (a) The Company will not sell, transfer, lease, assign or otherwise dispose of any of the Collateral to any Person, including, without limitation, any Subsidiary, or attempt, offer or contract to do so except as expressly permitted by Section 5.03(b)(1) of this Supplemental Indenture.

              SECTION 5.15. PERFORMANCE OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS. The Company will (i) exercise promptly and diligently each and every material right and perform each material obligation which it may have under each Contract that constitutes part of the Collateral and each agreement giving rise to an Account that constitutes part of the Collateral (other than any right of termination) except where the Company determines in its reasonable business judgment that the failure to exercise such right or perform such obligation is in the best interest of the Company and consistent with the protection and preservation of the rights and interests of the Trustee in the Collateral or (ii) deliver to the Holder, upon request, a copy of each material demand, notice or document received by it relating in any way to any Contract that constitutes part of the Collateral or any agreement giving rise to an Account that constitutes part of the Collateral. The Company will not amend or modify the terms of, or waive any rights under, any Contract that constitutes part of the Collateral in a manner which would adversely effect the Security Interest or the value of the Collateral.

              SECTION 5.16. FURTHER IDENTIFICATION OF COLLATERAL. The Company will furnish to the Trustee or any Holder from time to time, upon the request of the Trustee or such Holder, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee or such Holder may reasonably request, all in reasonable detail.

              SECTION 5.17. NOTICES. The Company will advise the Trustee promptly, in reasonable detail, at its address in accordance with Section 9.13
(i) of any Lien (other than Liens permitted hereunder) on, or claim asserted against, any of the Collateral of which the Company has actual notice, (ii) of any Event of Default or any event which, with notice or the lapse of time, or both, would become an Event of Default and (iii) of the occurrence of any other event of which the Company is aware which could reasonably be expected to have a material adverse effect on the Liens created hereunder.

              SECTION 5.18. CHANGES IN LOCATIONS, NAME, ETC. The Company will not (i) change the location of its chief executive office/chief place of business from 180 Kimball Way, South San Francisco, California 94080 or remove its books and records from such location or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Supplemental Indenture would become misleading, unless in the case of the preceding clause (i) or (ii) it shall have given the Trustee at least 30 days prior written notice thereof and, prior to such action or event, shall have taken appropriate action to preserve and protect the Trustee's security interest under this Supplemental Indenture.

              SECTION 5.19. SUBSIDIARIES. The Company will not permit its Subsidiaries or any other entities controlled by the Company to have any rights in, or to exercise any control over, the Collateral, it being understood that Pledged Securities released in accordance with Section 6.11(b) shall, upon such release, cease to be Collateral and at such time shall cease to be subject to the restrictions in this Section 5.19.

              SECTION 5.20. WAIVER. The Company, for itself and its successors and assigns, does hereby irrevocably waive and release all preemptive, first-refusal and other similar rights, if any, to purchase any or all of the Pledged Securities upon any sale thereof by the Trustee hereunder, whether such right to purchase arises under the organizational documents of the issuer of such Pledged Securities, by agreement, by operation of law, or otherwise.

              SECTION 5.21. ADDITIONAL COLLATERAL IN RESPECT OF PLEDGED SECURITIES. (1) In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities or from the issuer of any Pledged Securities, or any property shall be distributed upon or with respect to the Pledged Securities or from the issuer of any Pledged Securities pursuant to any recapitalization or reclassification of the capital of the issuer of any Pledged Securities, or pursuant to a reorganization thereof, the shares or other property so distributed shall be delivered to the Trustee as additional collateral security for the Obligations. The Company will forthwith deliver to the Trustee certificates therefor, accompanied by three undated stock powers duly executed in blank by the Company for each such certificate, with appropriate signature guarantees, in the case of capital stock or such other instruments of transfer as are acceptable to the Trustee, and will promptly thereafter deliver to the Trustee an Officers' Certificate describing such stock and certifying that the same has been duly pledged to the Trustee and deposited with the Trustee hereunder. The delivery of such stock powers and such Officers' Certificate shall not be deemed for any purpose to be acts required for creation of the Security Interest in such securities in favor of the Trustee for the benefit of the Holders.

              (2) If an Event of Default occurs, then during any period in which an Event of Default is continuing, all cash dividends payable in respect of the Pledged Securities shall be paid to the Trustee and retained by it as part of the Collateral. The Trustee shall also be entitled to retain as part of the Collateral the following, all of which shall be received directly by the
Trustee:

              (A) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Securities;

              (B) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

              (C) all other or additional stock or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, dissolution, or similar corporate reorganization.

              (3) All dividends, distributions or other payments which are received by the Company contrary to the provisions of this Section 5.21 shall be received in trust for the benefit of the Trustee, shall be segregated from other property or funds of the Company and shall be forthwith paid over to the Trustee by delivery to the Trustee as Collateral in the same form as so received (with any necessary endorsement). If, upon the dissolution or liquidation (in whole or in part) of any issuer of Pledged Securities, any sum shall be paid upon or with respect to any of the Pledged Securities, such sum shall be paid over to the Trustee to be held by the Trustee as additional collateral security for the Obligations.


                                   ARTICLE SIX

                    PLEDGE AND SECURITY INTEREST; COLLATERAL

              SECTION 6.01. GRANT OF SECURITY INTEREST AND PLEDGE. As collateral security for the Obligations and for the other purposes provided in this Supplemental Indenture, the Company hereby (x) grants to the Trustee for the ratable benefit of the Holders a first priority security interest in all of the Collateral, (y) pledges to the Trustee for the ratable benefit of the Holders all of the Pledged Securities and (z) assigns, transfers, hypothecates, mortgages, charges and sets over to the Trustee for the ratable benefit of the Holders all of the Company's right, title and interest in and to the Pledged Securities (and in and to the certificates or instruments evidencing the Pledged Securities), to be held by the Trustee upon the terms and conditions set forth in this Supplemental Indenture.

              SECTION 6.02. RIGHTS OF TRUSTEE; LIMITATIONS ON TRUSTEE'S OBLIGATIONS.

              (a) COMPANY REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts and Contracts that constitute part of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Except as specifically provided in Sections 6.02(c) and 6.02(d), neither the Trustee nor any Holder shall have any obligation or liability under any Account that constitutes part of the Collateral (or any agreement giving rise thereto) or under any Contract that constitutes part of the Collateral by reason of or arising out of this Supplemental Indenture or the receipt by the Trustee of any payment relating to such Account or Contract pursuant hereto, nor shall the Trustee be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such Account (or any agreement giving rise thereto) or under or pursuant to any such Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Account (or any agreement giving rise thereto) or under any such Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

              (b) NOTICE TO CONTRACTING PARTIES. On or prior to the Issuance Date, the Company shall notify all parties to the Contracts that constitute part of the Collateral (and after the Issuance Date, the Company shall notify all parties to any additional Contract that becomes part of the Collateral promptly after such Contract becomes part of the Collateral) that (1) such Contracts have been assigned as Collateral to the Trustee for the ratable benefit of the Holders, (2) payments in respect thereof shall be made directly to the Trustee or as the Trustee shall direct, (3) prior to notice to such party of the occurrence of an Event of Default, copies of all notices given by such party to the Company relating to such Contract shall also be given to the Trustee, at its address set forth in such notice from the Company (or such other address specified in writing by the Trustee), at the same time given to the Company and
(4) from and after notice to such party of the occurrence of an Event of Default (until notice to such party that no Event of Default is continuing), all notices by such party relating to such Contract shall be given to (and shall be effective only when given to) the Trustee at its address set forth in such notice from the Company (or such other address specified in writing by the Trustee).

              (c) PLEDGED SECURITIES AND STOCK POWERS. At or prior to the first issuance of any Note on the Issuance Date, the Company shall deliver to the Trustee certificates for the Pledged Securities, accompanied by three undated stock powers, duly executed in blank by the Company, for each such certificate, with appropriate signature guaranties. The delivery of such stock powers shall not be deemed for any purpose to be acts required for creation of the Security Interest in, or for the pledge of, the Pledged Securities in favor of the Trustee for the benefit of the Holders.

              (d) DPI CONTRACTS. Prior to the issuance of any Notes, the Trustee, DPI and the other parties referred to therein shall have executed and delivered, one to the other, the agreements in the form set forth in SCHEDULE IV.

              SECTION 6.03. TRUSTEE'S POWERS RESPECTING THE COLLATERAL.

              (a) POWERS. The Company hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Trustee's discretion, if an Event of Default occurs, then during any period in which an Event of Default is continuing, for the purpose of carrying out the terms of this Supplemental Indenture, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Supplemental Indenture, and, without limiting the generality of the foregoing, the Company hereby gives the Trustee during such period the power and right, on behalf of the Company, without notice to or assent by the Company, except any notice required by law, to do the following:

              (i) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under or with respect to any such Collateral whenever payable, in each case in the name of the Company or its own name, or otherwise;

              (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral and to pay all or any part of the premiums therefor and the costs thereof;

              (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Company's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's Liens thereon and to effect the intent of this Supplemental Indenture, all as fully and effectively as the Company might do; and

              (iv) to exercise any and all voting power with respect to the Pledged Securities.

The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Company shall have paid and performed in full all of the Obligations.

              (b) VOTING AND OTHER RIGHTS. The Company shall be entitled to exercise in a manner not inconsistent with the provisions of this Supplemental Indenture or the other Transaction Documents all voting power with respect to the Pledged Securities, except as provided in Section 6.03(a)(iv) in case an Event of Default shall have occurred and be continuing. The Company will provide the Trustee with at least ten Business Days notice of any permitted or proposed exercise by the Company of any voting or other rights with respect to the Pledged Securities unless the Company receives less than ten Business Days' notice of such action, in which case the Company shall give the Trustee such notice thereof as may be reasonable and practical under the circumstances. The Company hereby appoints the Trustee, with full power of substitution, as the Company's attorney-in-fact to vote the Pledged Securities, if an Event of Default has occurred, during any period an Event of Default is continuing and to exercise other rights with respect thereto, if an Event of Default has occurred, during any period an Event of Default is continuing. On the Closing Date, the Company will deliver to the Trustee an irrevocable proxy, duly executed in form satisfactory to the Trustee, authorizing and directing the Trustee to vote in its sole discretion all Pledged Securities, if an Event of Default has occurred, during any period an Event of Default is continuing and to exercise all other rights pertaining to such securities, if an Event of Default has occurred, during any period an Event of Default is continuing.

              (c) OTHER POWERS. The Company also authorizes the Trustee, if an Event of Default has occurred, and from time to time during any period in which an Event of Default is continuing, to execute, in connection with the sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

              (d) REGISTRATION AND ENDORSEMENTS OF PLEDGED SECURITIES. If an Event of Default has occurred, then during any period an Event of Default is continuing, (1) at any time and from time to time the Trustee may cause all or any of the Pledged Securities to be transferred into its name or into the name of its nominee or nominees and (2) the Trustee shall have the right, for and in the name, place and stead of the Company and acting as its attorney-in-fact if necessary, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Securities whenever any such execution is required or permitted hereunder.

              (e) NO DUTY ON TRUSTEE'S PART. The powers conferred on the Trustee hereunder are solely to protect the Trustee's interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

              SECTION 6.04. PERFORMANCE BY TRUSTEE OF COMPANY'S OBLIGATIONS. If the Company fails to perform or comply with any of its agreements contained herein and the Trustee, as provided for by the terms of this Supplemental Indenture and following reasonable notice to the Company, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Trustee incurred in connection with such performance or compliance shall be payable by the Company to the Trustee on demand and shall constitute Obligations secured hereby.

              SECTION 6.05. REMEDIES IN GENERAL. If an Event of Default has occurred, then during any period an Event of Default is continuing, the Trustee may exercise, in addition to all other rights and remedies granted to it in this Supplemental Indenture and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, if an Event of Default has occurred, then during any period an Event of Default is continuing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly provided for) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived, to the extent permitted by applicable law, or released.

              The Company further agrees that, if an Event of Default has occurred, then during any period an Event of Default is continuing, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Company's premises or elsewhere. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Trustee may elect, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, need the Trustee account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Trustee arising out of the exercise by it of any rights hereunder, provided, that nothing contained in this Section 6.05 shall relieve the Trustee from liability arising solely from its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee to collect such deficiency.

              SECTION 6.06. REMEDIES WITH RESPECT TO PLEDGED SECURITIES. (a) Without limiting the effect of Section 6.05, the Trustee shall have the further rights with respect to the Pledged Securities set forth in this Section 6.06. Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have, without obligation to resort to other security or to recourse against any guarantor or other party secondarily liable, the right at any time and from time to time to sell, resell, assign and deliver, in the Trustee's discretion, all or any of the

Pledged Securities, in one or more parcels at the same or different times, and all right, title, interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for immediate or future delivery, and at such price or prices and on such terms as the Trustee may determine, the Company hereby agreeing that upon any such sale any and all equity and right of redemption shall be automatically waived and released without any further action on the part of the Company, and in connection therewith the Trustee may grant options, all without any demand, advertisement or notice, all of which are hereby expressly waived. In the event of any such sale, the Trustee shall, at least ten days before the sale, give the Company notice of its intention to sell which notice the Company agrees is reasonable. Upon each such sale, the Trustee or the Company may purchase all or any of the Pledged Securities being sold, free of any equity or right of redemption. The proceeds of each such sale shall be applied to the payment of all costs and expenses of every kind for sale or delivery, including reasonable compensation to the agents and attorneys of the Trustee, and all other expenses, liabilities and advances made or incurred by the Trustee in connection therewith, and after deducting such costs and expenses from the proceeds of sale, the Trustee shall apply any residue to the payment of the Obligations in such order as the Trustee may deem fit. Upon the occurrence and during the continuance of an Event of Default, the Trustee shall also have, without obligation to resort to other security or to recourse against any guarantor or other party secondarily liable and in addition to the other remedies provided in this Section 6.06, the right at any time and from time to time, but not the obligation, to exercise ownership of the Pledged Securities and to take all actions as may be permitted under applicable law.

              (b) If at any time when the Trustee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to hereto, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the 1933 Act, the Trustee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Trustee may deem necessary or advisable in order that such sale may legally be effected without such registration provided that at least ten days' notice of the time and place of any such sale shall be given to the Company. Without limiting the generality of the foregoing, in any such event the Trustee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the 1933 Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and
(iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Trustee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Trustee, in its sole and absolute discretion, may in good faith deem



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

reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

              SECTION 6.07. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee or any Holder nor any of their respective directors, officers, employees, members, partners or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

              SECTION 6.08. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until the Company has paid and performed in full all of its obligations under the Transaction Documents.

              SECTION 6.09. TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL.

              (a) Upon the payment and performance in full by the Company of the Obligations, the Security Interest shall terminate and all rights to the Collateral shall revert to the Company. At any time and from time to time prior to such termination of the Security Interest, the Trustee shall release any of the Collateral only (1) in accordance with Article Fifteen of the Original Indenture, (2) in accordance with Section 6.11(b) or (3) with the prior written consent of the Majority Holders.

              (b) Upon any such termination of the Security Interest, the Trustee will, at the expense of the Company, promptly execute and deliver to the Company such documents and take such other actions as the Company shall reasonably request to evidence the termination of the Security Interest and deliver to the Company all Collateral so released then in its possession.

              SECTION 6.10. CONCERNING THE TRUSTEE. The Company acknowledges that the rights and responsibilities of the Trustee under this Supplemental Indenture with respect to any action taken by the Trustee or the exercise or nonexercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Supplemental Indenture shall, as between the Trustee and the Holders, be governed by the Original Indenture and this Supplemental Indenture and by such other agreements with respect thereto as may exist from time to time among them,



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

but, as between the Trustee and the Company, except as expressly provided in
Section 6.09, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation to make any inquiry respecting such authority. The Trustee hereby waives for the benefit of the Holders any claim, right or Lien of the Trustee against the Collateral arising under applicable law or arising from any business or transaction between the Trustee and the Company other than pursuant to this Supplemental Indenture or any of the other Transaction Documents.

              SECTION 6.11. SUBSTITUTION OF COLLATERAL. (a) If

              (i) the Company shall have deposited as Collateral with the Trustee, in trust, funds or Government Obligations, the principal of and interest on which when due will, together with any other funds in which, at the time of such deposit and at the end of the 92-day period referred to herein, the Trustee has a perfected first priority security interest for the benefit of the Holders, and without the necessity for investment or reinvestment of such funds or for further investment or reinvestment of the principal amount of or interest on such Government Obligations, provide funds sufficient to pay at maturity or upon repurchase pursuant to Article VII all of the Notes, including principal and interest due or to become due to the Maturity Date or earlier repurchase pursuant to
       Article VII;

              (ii) notice of such deposit shall have been given to the Holders, within ten days after the date of such deposit;

and the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then on the date which is 92 days after the date of such deposit by the Company with the Trustee, so long as during such 92-day period no Event of Default specified in clause (5) or (6) of Section 5.01 of the Original Indenture and no event which with notice or passage of time, or both, would become an Event of Default specified in clause (5) or (6) of Section 5.01 of the Original Indenture has occurred, then on demand of the Company accompanied by a Company Certificate and an opinion of counsel and at the cost and expense of the Company, the Trustee shall release to the Company all Collateral other than the Collateral so deposited and shall execute and deliver to the Company such documents and take such other actions as the Company shall reasonably request to evidence the termination of the Security Interest in the Collateral so released and deliver to the Company all such Collateral so released then in the Trustee's possession.

              (b) If, by reason of the Company's obligations under Section 8.2 of the DPI Merger Agreement, the Company shall become obligated to surrender to

DPI shares of DPI Common Stock that are Pledged Securities, the Company shall be entitled to release from the Lien of this Supplemental Indenture shares of DPI Common Stock that are Pledged Securities in accordance with this Section 6.11(b). In order to obtain such release of shares of DPI Common Stock that constitute Pledged Securities, DPI shall:

              (1) furnish to the Trustee an Officers' Certificate stating

              (A) the amount in dollars of the obligation of the Company to DPI pursuant to Section 8.2 of the DPI Merger Agreement in respect of which the Company is obligated to surrender shares of DPI Common Stock that constitute Pledged Securities;

              (B) the value per share of DPI Common Stock for purposes of
       Section 8.2 of the DPI Merger Agreement;

              (C) the number of shares of DPI Common Stock that constitute Pledged Securities and that are required to be surrendered by the Company to DPI pursuant to Section 8.2 of the DPI Merger Agreement and which the Company is seeking release;

              (D) that at or before the delivery of such Officers' Certificate to the Trustee, the Company has delivered to the Trustee as Collateral under this Supplemental Indenture one or more certificates for a number of shares of DPI Common Stock equal to the number of shares of DPI Common Stock identified in paragraph (C) of such Officers' Certificate, in accordance with this Section 6.11(b); and

              (E) that all conditions precedent in the Original Indenture and this Supplemental Indenture for the release of the shares of DPI Common Stock requested in such Officers' Certificate have been satisfied;

              (2) furnish to the Trustee all documents, certificates and opinions required by Article Fifteen of the Original Indenture in connection with such release of shares of DPI Common Stock that constitute Collateral;

              (3) deliver to the Trustee as Collateral under this Supplemental Indenture one or more certificates for a number of shares of DPI Common Stock equal to the number of shares of DPI Common Stock to be so released, accompanied by three undated stock powers, duly executed in blank by the Company, for each such stock certificate, with appropriate signature guaranties; provided, however, that the delivery of such stock powers shall not be deemed for any purpose to be acts required for creation of the Security

       Interest in, or for the pledge of, such shares of DPI Common Stock in favor of the Trustee for the benefit of the Holders; and

              (4) furnish to the Trustee an Opinion of Counsel that (A) the release of such shares of DPI Common Stock and the substitution therefor of the shares of DPI Common Stock delivered to the Trustee in accordance with the immediately preceding clause (3) shall not be subject to avoidance by a trustee under Section 547(b) of the federal Bankruptcy Code in a case in which the Company is the debtor and (B) all conditions precedent in the Original Indenture and this Supplemental Indenture for the release of the shares of DPI Common Stock requested in such Officers' Certificate have been satisfied.


                                  ARTICLE SEVEN

                       REPURCHASE UPON A REPURCHASE EVENT

              SECTION 7.01. REPURCHASE RIGHT. If a Repurchase Event occurs, in addition to any other right of the Holders, each Holder shall have the right, at such Holder's option, to require the Company to repurchase the Repurchase Portion of such Holder's Notes, or any portion thereof by depositing an amount in cash with the Trustee equal to the applicable Repurchase Price payable to such Holder on or before the applicable Repurchase Date for such Repurchase Event. Each Holder shall have the right to require the Company to repurchase the Repurchase Portion of such Holder's Notes or any portion of the Repurchase Portion of such Holder's Notes if a Repurchase Event occurs at any time while any portion of the principal amount of any Note held by such Holder is outstanding. at a price equal to the Repurchase Price.

              SECTION 7.02. NOTICES; METHOD OF EXERCISING REPURCHASE RIGHTS, ETC. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Trustee and each Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

              (i) the date by which the repurchase right must be exercised, and

              (ii) a description of the procedure (set forth in this Section 7.02) which a Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit any Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of any Note or portion hereof.

              (b) To exercise the repurchase right, a Holder shall deliver to the Company, with a copy to the Trustee, on or before the 20th day after a Company Notice (or if no such Company Notice has been given, within 40 days after such Holder first learns of the Repurchase Event) a Holder Notice setting forth the name of such Holder and the principal amount of Notes to be repurchased from such Holder. A Holder Notice may be revoked by the Holder giving such notice at any time prior to the time the Company pays the applicable Repurchase Price to such Holder.

              (c) If a Holder shall have given a Holder Notice with respect to a Repurchase Event, then on or before the applicable Repurchase Date for such Repurchase Event the Company shall deposit with the Trustee in immediately available funds an amount equal to the aggregate Repurchase Price payable to the Holders, which amount shall be held in trust by the Trustee and applied by the Trustee as provided in this Section 7.03. On the applicable Repurchase Date, (or such later date as a particular Holder surrenders the Note or Notes to be repurchased to the Trustee duly endorsed for transfer to the Trustee of the portion of the outstanding principal amount thereof to be repurchased), the Trustee shall pay the applicable Repurchase Prices to the respective Holders who have so exercised repurchase rights (x) in the case of any Holder who is the Holder of one or more Notes in an aggregate principal amount in excess of $1.0 million, by wire transfer of immediately available funds to such accounts as specified by such Holder in writing to the Trustee at least one Business Day prior to the applicable payment date and (y) in all other cases, by check mailed to such Holder on the applicable payment date at its registered address; provided, however, that if the aggregate amount deposited by the Company with the Trustee to pay the Repurchase Prices in connection with a particular Repurchase Event shall be less than the aggregate amount of the Repurchase Prices payable to all such Holders, then the amount paid to each such Holder shall be an amount equal to the product obtained by multiplying (x) the total amount so deposited by the Company with the Trustee in respect of the exercise of repurchase rights by the Holders by reason of such Repurchase Event times (y) a fraction of which the numerator is the amount of the Repurchase Price so payable to such Holder and the denominator is the aggregate amount of Repurchase Prices so payable to all such Holders.

              SECTION 7.03. OTHER. (a) If the Company fails to deposit with the Trustee on or before the applicable Repurchase Date the Repurchase Price of any Note (or portion thereof) as to which the repurchase right has been properly exercised pursuant to this Article Seven, then the Repurchase Price for such Note (or the portion thereof) which is required to have been so repurchased shall bear



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

interest to the extent not prohibited by applicable law from the applicable date the Company was required to make such deposit with the Trustee until so deposited at the Default Rate.

              (b) The Company shall notify a Holder giving a Holder Notice of any claim by the Company of manifest error in such Holder Notice promptly, but in no event later than five Business Days, after such Holder gives such notice and no such claim of error shall limit or delay performance of the Company's obligation to repurchase such portion of the Notes which is not in dispute and
(ii) such notice shall be deemed for all purposes to be in proper form unless the Company notifies such Holder within one Business Day after such notice has been given (which notice from the Company shall specify all defects in such notice) and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes in writing to correct all such defects.

              (c) In case of any Repurchase Event as specified in clause (b) of the definition of such term, the Company shall be entitled to satisfy its obligations to repurchase Notes under this Article VII by causing a third party to make payment on the applicable Repurchase Date of the applicable Repurchase Prices of all Notes required to be repurchased by the Company, in which case the Company shall notify the Holders of such fact, with a copy to the Trustee, at least five Business Days prior to such Repurchase Date; provided, however, that nothing herein shall relieve the Company of its obligation for payment of such Repurchase Prices if such third party shall fail to pay the same when due.

              SECTION 7.04. FORM OF COMPANY NOTICE. A Company Notice shall be in the following form:

                                 COMPANY NOTICE
                 (8% SENIOR SECURED CONVERTIBLE NOTE DUE 2004)

TO:
   ---------------------------------
        (Name of Holder)

              (1) A Repurchase Event described in clause ___________ the definition of that term for the 8% Senior Secured Convertible Notes due 2004 (the "Notes") of Axys Pharmaceuticals, Inc., a Delaware corporation (the "Company"), occurred on ____________. As a result of such Repurchase Event, the Holders are entitled to exercise repurchase rights pursuant to Article Seven of the Supplemental Indenture.

              (2) Each Holder's repurchase right must be exercised on or before
_____________ .

              (3) At or before the date set forth in the preceding paragraph
(2), a Holder must deliver to the Company a Holder Notice, in the form set forth in Section 7.05 of the Supplemental Indenture; and

              (4) In order to receive payment of the Repurchase Price, such Holder must also surrender to the Trustee the Note or Notes to be repurchased, duly endorsed for transfer to the Trustee of the portion of the principal amount to be repurchased.

              (5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.


Date                                    AXYS PHARMACEUTICALS, INC.
     -----------------------------



                                        By:
                                           -------------------------------------
                                           Title:


cc:     U. S. BANK TRUST NATIONAL ASSOCIATION,
          as Trustee
        550 South Hope Street
        Suite 500
        Los Angeles, California  90071

        Attention:  Mr. Brad Scarbrough, Assistant Vice President

              SECTION 7.05. FORM OF HOLDER NOTICE. A Holder Notice shall be in substantially the following form:

                                  HOLDER NOTICE
                   8% SENIOR SECURED CONVERTIBLE NOTE DUE 2004

TO:     AXYS PHARMACEUTICALS, INC.

              (1) Pursuant to the terms of the 8% Senior Secured Convertible Note due 2004 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Article Seven of the Supplemental Indenture of $ principal amount of the Note, accrued and unpaid interest on such principal amount and, if applicable, Default Interest thereon, at the Repurchase Price provided in the Supplemental Indenture.

              (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.


Date:                                   NAME OF HOLDER:
      ----------------

                                          --------------------------------------



                                        By
                                          --------------------------------------
                                              Signature of Registered Holder
                                             (Must be signed exactly as name
                                                   appears in the Note.)

cc:     U. S. BANK TRUST NATIONAL ASSOCIATION,
          as Trustee
        550 South Hope Street
        Suite 500
        Los Angeles, California  90071

        Attention:  Mr. Brad Scarbrough, Assistant Vice President


                                  ARTICLE EIGHT

                                   CONVERSION

              SECTION 8.01. RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Supplemental Indenture, the Holders shall have the right, at the Holders' option, at any time prior to the close of business on the Maturity Date (except that, if a Holder shall have exercised repurchase rights under Article Seven of this Supplemental Indenture, such conversion right shall terminate with respect to the portion of such Holder's Note or Notes to be repurchased on the last Trading Day prior to the later of (x) the date of such repurchase and (y) the date the Company pays or deposits in accordance with
Section 9.14 the applicable Repurchase Price, unless in any such case the Company shall default in payment due upon repurchase thereof) to convert the principal amount of such Holder's Note, or any portion of such principal amount which is at least $10,000 (or such lesser principal amount thereof as shall be outstanding at such time) into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the principal amount of such Note or portion thereof being converted by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 8.02 of this Supplemental Indenture; provided, however, that, if at any time any Note is converted in whole or in part pursuant to this Section 8.01, the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the converting Holder made by notice from such Holder to the Company, such Note (or portion thereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which such Note or such portion thereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of such Note, be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of such Note converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. In connection with conversion of a Note or portion thereof, the Holder shall not be entitled to payment or credit in respect of accrued and unpaid interest on such Note or portion thereof converted and such interest shall not be deemed to have been paid to such Holder. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted a Note to Common Stock, and only to the extent such Note is deemed to have been converted to Common Stock under this Article Eight. For purposes of Sections 8.05 and 8.06, whenever a provision references the shares of Common Stock into which a Note (or a portion thereof) is convertible or the shares of Common Stock issuable upon conversion of a Note (or a portion thereof) or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of the Notes.

              SECTION 8.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION. (a) In order to exercise the conversion privilege with respect to a Note, the Holder shall give a Conversion Notice (or such other notice which is acceptable to the Company) to the Company and the Trustee or to the office or agency designated by the Company for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

              (b) As promptly as practicable, but in no event later than three Trading Days (if the converting Holder has requested delivery through the facilities of The Depository Trust Company), after a Conversion Notice is given by a Holder, the Company shall issue and shall deliver to such Holder or such Holder's designee the number of full shares of Common Stock issuable upon such conversion of such Holder's Note or portion thereof in accordance with the provisions of this Article and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 8.02(f) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 8.01 (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date).

              (c) Each conversion of a Note (or portion thereof) shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Company shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.

              (d) A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder giving such Conversion Notice by telephone line facsimile transmission within two Trading Days after such Conversion Notice has been given (which notice from the Company shall specify all defects in such Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of any Note in a name other than that of the Holder converting such Note, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid. A Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of such Holder's Note.

              (e) (1) If a Holder shall have given a Conversion Notice in accordance with the terms of this Supplemental Indenture, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Trustee or such

Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Trustee or the Holders, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Trustee, any Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Trustee, any Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 8.03 shall in no way restrict or delay the right of the Holders to receive certificates for Common Stock upon conversion of Notes and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holders within three Trading Days of such occurrence.

              (2) If the Company fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of a Note promptly, but in no event later than five Trading Days (if the converting Holder has requested delivery through the facilities of The Depository Trust Company), after such Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by such Holder as a result of such failure,
(B) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder's securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to such Holder such shares of Common Stock, then the Company shall upon demand of such Holder pay to such Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Company, and (C) such Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) to the Company, with a copy to the Trustee, given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of such Holder's conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert that portion of such Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to any Holder under clause (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Trustee shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Trustee under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Trustee). A converting Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Holder gives a Conversion Notice if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect such Holder's rights under the Original Indenture, this Supplemental Indenture, the Notes or otherwise.

              (f) No fractional shares of Common Stock shall be issued upon conversion of any Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

              SECTION 8.03. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Company as follows:

              (a) In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this
Section 8.03(a) is declared but not so paid or made, the

Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

              (b) In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants (including the Preferred Share Purchase Rights) referred to in Section 8.03(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

              (c) In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of

Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which "ex-" trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which "ex-" trading of the Common Stock begins with respect to such subdivision or combination.

              (d) In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 8.03(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 8.03(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 8.04 applies) (the foregoing hereinafter in this
Section 8.03(d) called the "Securities")), then, in each such case, subject to the second paragraph of this Section 8.03(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then Fair Market Value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of the Notes (or any portion thereof) the amount of Securities each Holder would have received had the Holder converted the Notes (or such portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this
Section 8.03(d) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price, to the extent possible.

              Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 8.03 (and no adjustment to the Conversion Price under this Section 8.03 will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date (including the Preferred Share Purchase Rights), are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto (including the Preferred Share Purchase Rights), that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 8.03 was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants (including the Preferred Share Purchase Rights) which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

              For purposes of this Section 8.03(d) and Sections 8.03(a) and (b), any dividend or distribution to which this Section 8.03(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 8.03(b) applies (and any Conversion Price reduction required by this Section 8.03(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 8.03(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 8.03(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 8.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 8.03(a).

              (e) In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 8.04 applies or as part of a distribution referred to in Section 8.03(d)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 8.03(e) has been made, and (2) the aggregate of any cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 8.03(f) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holders upon the conversion of Notes (and shall have made adequate provision by deposit with the Trustee) so that the Holders will receive upon such conversion, in addition to the shares of Common Stock to which the Holders are entitled, the amount of cash which the Holders would have received if the Holders had, immediately prior to the Record Date for such distribution of cash, converted the Notes into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of the Notes (or any portion thereof) the amount of cash the Holders would have received had the Holders converted their Notes (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

              (f) In case a Tender Offer on or after the Issuance Date made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 8.03(f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 8.03(e) has been made, exceeds 10% of the product of (i) the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such Tender Offer (as it may be amended) times (ii) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such Tender Offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 8.03(f) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this
Section 8.03(f).

              (g) (1) In case at any time on or after the Issuance Date the Company shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), other than an issuance pro rata to all holders of its outstanding Common Stock, at a price below the Specified Market Value of the Common Stock at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 8.03(g). The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Shares would purchase at a price equal to the Specified Market Value of the Common Stock at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 8.03(g) may be expressed as the following mathematical formula:

                    ------------------------------------------------
                                    (O +(C / SMV))       x   CP
                    ------------------------------------------------
                      NCP             (O  +  N)
                    ------------------------------------------------

where:

        C    =    aggregate consideration received by the Company for the Newly
                  Issued Shares

        N    =    number of Newly Issued Shares

        O    =    number of shares of Common Stock outstanding (on a fully
                  diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

        SMV  =    Specified Market Value of the Common Stock at the time of
                  issuance of the Newly Issued Shares

        CP   =    Conversion Price immediately prior to the issuance of the
                  Newly Issued Shares

        NCP  =    Conversion Price immediately after the issuance of the Newly
                  Issued Shares

              (2) Notwithstanding the foregoing, no adjustment shall be made under this Section 8.03(g) by reason of:

              (A) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 8.03(a) is made and (ii) the Company shall have given notice of such issuance thereof to the Holders pursuant to Section 8.06;

              (B) the issuance by the Company of Newly Issued Shares in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and (i) is registered under the 1933 Act or (ii) sold in an offering primarily to "qualified institutional buyers" as defined in, and in a transaction under, Rule 144A under the 1933 Act;

              (C) the issuance by the Company of shares of Common Stock upon conversion of the Notes or upon exercise of the Warrants in accordance with the terms hereof and thereof;

              (D) the issuance by the Company of shares of Common Stock in payment of interest on the Notes in accordance with the terms hereof and thereof;

              (E) the issuance by the Company of shares of Common Stock pursuant to the exercise of options, warrants or other rights outstanding as of the date of this Supplemental Indenture in accordance with their respective terms in effect on the date of this Supplemental Indenture; and

              (F) the issuance by the Company of shares of Common Stock pursuant to the Common Stock Purchase Agreement, dated as of July 21, 2000, between the Company and Acqua Wellington North American Equities Fund, Ltd., as in effect on the date of this Supplemental Indenture.

              (3) In case at any time on or after the Issuance Date the Company shall issue shares of Common Stock or Common Stock Equivalents to any Subsidiary, the Conversion Price shall be subject to adjustment as and to the extent provided in this Section 8.03(g) by reason of such issuance. In case at any time on or after the Issuance Date any Subsidiary shall sell any shares of Common Stock or Common Stock Equivalents, such sale shall be deemed for purposes of this Section 8.03(g) to be the issuance of such shares of Common Stock or Common Stock Equivalents by the Company, and the Conversion Price shall also be subject to further adjustment as and to the extent provided in this Section 8.03(g) by reason of such sale of shares of Common Stock or Common Stock Equivalents by such Subsidiary.

              (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 8.03(a), (b), (c), (d), (e), (f), and
(g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

              (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8.03(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article II shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

              No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

              (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Business Days thereafter, give a notice to the Holders, with a copy to the Trustee, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the

1934 Act. Failure to deliver such notice shall not affect the effectiveness, legality or validity of any such adjustment.

              (k) In any case in which this Section 8.03 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of Notes after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 8.02(f).

              (l) For purposes of this Section 8.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than (i) dividends or distributions payable only in shares of Common Stock and (ii) the Preferred Share Purchase Rights.

              SECTION 8.04. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or
(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then prior to such reclassification, change, consolidation, merger, combination or sale the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a written agreement providing that (x) the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 8.04 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the payment and performance of all of the Company's obligations under the Original Indenture, this Supplemental Indenture and the Notes and the other Transaction Documents and (z) if registration or qualification is required under the 1933 Act or applicable state law for the Notes, the Warrants or the issuance to the Holders or the holders of the Warrants of the shares of such shares of stock and other securities so issuable upon conversion of the Notes or exercise of the Warrants, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale. Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the repurchase rights set forth in Article Seven herein.

              (b) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

              (c) If this Section 8.04 applies to any event or occurrence,
Section 8.03 shall not apply to such event or occurrence.

              SECTION 8.05. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK.

              (a) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or



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shares of Common Stock held in treasury, solely for issuance upon conversion of the Notes, and in addition to the shares of Common Stock required to be reserved by the terms of the Warrants, sufficient shares to provide for the conversion of the Notes from time to time as the Notes are converted.

              (b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

              (c) The Company covenants that all shares of Common Stock issued upon conversion of the Notes will be fully paid and non-assessable by the Company and free from all taxes, Liens and charges with respect to the issue thereof.

              (d) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

              (e) The Company covenants that, so long as the Common Stock shall be listed on the Nasdaq, the NYSE, the AMEX or any other national securities exchange, the Company shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of or in payment of interest on the Notes.

              SECTION 8.06. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case on or after the Issuance Date:

              (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

              (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

              (c) the Board of Directors shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which



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approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

              (d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holders, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holders or is required to give such notice to the Holders, the Holders shall be entitled to give Conversion Notices which are contingent on the completion of such action.

              SECTION 8.07. ORIGINAL INDENTURE. The conversion provisions of this Article Eight shall supersede Sections 1402, 1403, 1404 and 1409 of the Original Indenture.


                                  ARTICLE NINE

                                SUNDRY PROVISIONS

              SECTION 9.01. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. Except to the extent modified by this Supplemental Indenture, the Company makes and reaffirms as of the date of execution of this Supplemental Indenture all of its representations, warranties, covenants and agreements set forth in the Original Indenture.

              SECTION 9.02. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the



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Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity of this Supplemental Indenture.

              SECTION 9.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

              SECTION 9.04. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

              SECTION 9.05. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              SECTION 9.06. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors under the Original Indenture and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under the Original Indenture.

              SECTION 9.07. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

              SECTION 9.08. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              SECTION 9.09. ENFORCEABLE OBLIGATION. The Company represents and warrants that at the time of the original issuance of each Note it received the full purchase price payable pursuant to the Note Purchase Agreements pursuant to which such Note is being issued in an amount at least equal to the original principal amount of such Note, and that each Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

              SECTION 9.10. CERTAIN PERFORMANCE. The Company acknowledges and agrees that, by reason of, among other things, the conversion rights of the Holders, there shall be no adequate remedy at law for the Company's willful failure to comply with the Original Indenture, this Supplemental Indenture or the Notes, and that the repayment of principal of and interest on the Notes, and



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payment by the Company of the other amounts payable by the Company, in connection with an Event of Default, will not adequately compensate the Holders for any loss or impairment of the conversion rights. The Company agrees that, in addition to any other rights or remedies, the Trustee and the Holders shall be entitled to specific performance by the Company of its obligations under, and an injunction against any action that would constitute a failure by the Company to comply with, the Original Indenture, this Supplemental Indenture and the Notes.

              SECTION 9.11. AMENDMENTS. In addition to the requirements of
Section 902 of the Original Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, change the obligations of the Company to redeem or repurchase Notes pursuant to Article Seven of this Supplemental Indenture.

              SECTION 9.12. REFERENCE TO AND EFFECT ON ORIGINAL INDENTURE. This Supplemental Indenture shall be construed as supplemental to the Original Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Original Indenture. Except as set forth herein, the Original Indenture heretofore executed and delivered is hereby ratified, approved and confirmed. The provisions of this Supplemental Indenture shall for the purposes of this series of Securities supersede the provisions of the Original Indenture heretofore executed and delivered to the extent such Original Indenture heretofore executed and delivered is expressly inconsistent herewith. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

              SECTION 9.13. NOTICES. Notwithstanding Sections 105 and 106 of the Original Indenture, whenever under the provisions of the Original Indenture, this Supplemental Indenture or the Notes any notice is required or permitted to be given, such notice shall be in writing (except as otherwise specifically provided in the Original Indenture, this Supplemental Indenture or the Notes) and shall be sent by telephone line facsimile transmission to such telephone line facsimile transmission number as shall be set forth below or shall have been provided for purposes hereof by the Person entitled to such notice or, if no such telephone line facsimile transmission number shall have been so provided, may be sent by first class mail (postage prepaid), personal delivery or courier (charges prepaid) addressed as follows:

              If to the Company:

                      Axys Pharmaceuticals, Inc.
                      180 Kimball Way
                      South San Francisco, California  94080

                      Attention:  Chief Financial Officer

                      Facsimile No.: (650) 829-1067


              If to the Trustee:

                      U. S. Bank Trust National Association,
                        as Trustee
                      550 South Hope Street
                      Suite 500
                      Los Angeles, California  90071

                      Attention:  Mr. Brad Scarbrough, Assistant Vice President

                      Facsimile No.: (213) 533-8729

and if to any Holder, at such Holder's telephone line facsimile transmission number or address set forth in the Security Register for the Notes. Any notice so sent by telephone line facsimile transmission, personal delivery or courier shall be effective upon receipt, and any such notice sent by mail shall be effective three Business Days after being deposited with the facilities of the United States Postal Service. The Company or the Trustee may change its telephone line facsimile transmission number or address for purposes of notices under the Original Indenture and hereunder by giving three Business Days' notice to the other, in each case with similar notice to all of the Holders. Any Holder may change its telephone line facsimile transmission or address for purposes of notices under the Original Indenture or hereunder by giving three Business Days' notice to the Trustee. Whenever under the provisions of this Supplemental Indenture a Holder is required or permitted to give any notice to the Company and such provision also calls for giving a copy of such notice to the Trustee, if such Holder gives such notice to the Company but fails to give such notice to the Trustee, such failure shall not affect the validity of such notice.

              SECTION 9.14. PAYMENT OF NOTES ON REPURCHASE; DEPOSIT OF REPURCHASE PRICE, ETC. If any Note or any portion of any Note is to be repurchased as provided in Article Seven and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Supplemental Indenture with respect thereto, then the Note or Notes or the portion or portions thereof to be so repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the applicable Repurchase Price. On and after the repurchase date so stated in such notice, provided that the



                                       88
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Company shall have deposited with the Trustee on or prior to such repurchase date, an amount sufficient to pay the applicable Repurchase Price interest on such Note or Notes or the portion or portions thereof to be so redeemed or repurchased shall cease to accrue, and such Note or Notes or such portion thereof shall be deemed not to be Outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so repurchased except to receive payment of the applicable Repurchase Price. On presentation and surrender of such Note or Notes or such portion or portions thereof, such Note or Notes or the specified portion or portions thereof shall be paid and repurchased at the applicable Repurchase Price. If a portion of any
Note is to be repurchased, upon surrender of such Note to the Trustee in accordance with the terms hereof, the Company shall execute and deliver to the Holder of such note without service charge, a new Note or Notes, having the same date as the Note so surrendered and containing identical terms and conditions, in such denomination or denominations as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

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                                       89

              IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   AXYS PHARMACEUTICALS, INC.



                                   By:
                                      ------------------------------------------






                                   U. S. BANK TRUST NATIONAL
                                    ASSOCIATION, AS TRUSTEE



                                   By:
                                      ------------------------------------------

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